Exhibit 1.1

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                       MORTGAGE PASS-THROUGH CERTIFICATES

                             UNDERWRITING AGREEMENT



                                                              June 25, 1996



Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

          1. Introduction. Bear Stearns Mortgage Securities Inc., a Delaware corporation (the "Company"), from time to time proposes to issue and sell Mortgage Pass-Through Certificates ("Certificates") in various series (each a "Series"), and, within each Series, in various classes, in one or more offerings on terms determined at the time of sale. The Certificates of each series will be issued pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, as depositor, one or more master servicers which may include the Company and a third-party trustee (the "Trustee"). Upon issuance, the Certificates of each series will evidence undivided interests in the Trust Fund (as defined in the Pooling and Servicing Agreement) established for such series containing mortgages or, in the event the Trust Fund, or a portion thereof, constitutes the upper tier of a two-tier real estate mortgage investment conduit ("REMIC"), the Trust Fund may contain interests issued by a lower tier trust which will contain mortgages, all as described in the Prospectus (as defined below). Terms not defined herein which are defined in the Pooling and Servicing Agreement shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

          Whenever the Company determines to make an offering of a Series of Certificates (an "Offering") through you or an underwriting syndicate managed or co-managed by you, it will offer to enter into an agreement ("Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other co-managers and underwriters, if any, which have been selected by you and have authorized you to enter into such Terms Agreement and other related documentation on their behalf (the "Underwriters," which term shall include you whether acting alone in the sale of Certificates or as a co-manager or as a member of an underwriting syndicate). The Terms Agreement relating to each Offering shall specify the principal amount of Certificates to be issued and their terms not otherwise specified in the Pooling and Servicing Agreement, the price at which the Certificates are to be purchased by each of the Underwriters from the Company and the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each Offering governed by this Agreement, as supplemented by the applicable Terms Agreement, shall inure to the benefit of and be binding upon the Company and each of the Underwriters participating in the Offering of such Certificates.

          The Company hereby agrees with the Underwriters as follows:

          2. Representations and Warranties of the Company. The Company represents and warrants to you as of the date hereof, and to the Underwriters named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

          (a) A registration statement, including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended ("Act"), have been filed with the Securities and Exchange Commission ("Commission") and such registration statement as amended has become effective. Such registration statement as amended and the prospectus relating to the sale of Certificates constituting a part thereof as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission ("Rules and Regulations") under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the Effective Date of the Registration Statement or the date of the Prospectus Supplement, are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus (a "Prospectus Supplement") prepared pursuant to Section 5(a) hereof shall be deemed to have supplemented the Prospectus only with respect to the Offering of the Series of Certificates to which it relates. The conditions of Rule 415 under the Act have been satisfied with respect to the Company and the Registration Statement.

          (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing does not apply to (i) statements or omissions in such documents based upon written information furnished to the Company by any Underwriter specifically for use therein or (ii) any Current Report (as defined in Section 5(b) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto).

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus except as otherwise stated therein,
(A) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Company which are material, other than those in the ordinary course of business.

          (d) This Agreement has been, and the Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby will have been, duly executed and delivered by the Company and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to the enforceability of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law).

          (e) At the applicable Closing Date, each applicable Terms Agreement will have been duly authorized, executed and delivered by the Company and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforceability of such remedies is considered in a proceeding in equity or at law).

          (f) The issuance of the Certificates has been duly authorized by the Company and, when such Certificates are executed and authenticated in accordance with the Pooling and Servicing Agreement and delivered against payment pursuant to this Agreement, such Certificates will be validly issued and outstanding; and the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement. The Certificates are in all material respects in the form contemplated by the Pooling and Servicing Agreement.

          (g) Neither the Company nor the Trust Fund is or, as a result of the offer and sale of the Certificates as contemplated in this Agreement will become, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or an "affiliated person" of any such "investment company" that is registered or is required to be registered under the Investment Company Act (or an "affiliated person" of any such "affiliated person"), as such terms are defined in the Investment Company Act.

          (h) The representations and warranties made by the Company in the Pooling and Servicing Agreement and made in any Officer's Certificate of the Company delivered pursuant to the Pooling and Servicing Agreement will be true and correct at the time made and on the Closing Date.

          3. Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates shall be made at your office or at such other location as you shall make known at such time as shall be specified in the applicable Terms Agreement, each such time being herein referred to as a "Closing Date." Delivery of the Certificates shall be made by the Company to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in Federal Funds by wire or check. Unless delivery is made through the facilities of the Depository Trust Company, the Certificates so to be delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available for inspection and packaging at your office at least twenty-four hours prior to the applicable Closing Date.

          4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus.

          5. Covenants of the Company. The Company covenants and agrees with you and the several Underwriters participating in the Offering of any Series of Certificates that:

          (a) In connection with the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement to be filed under the Act setting forth the principal amount of Certificates covered thereby and their terms not otherwise specified in the Prospectus, the price at which the Certificates are to be purchased by the Underwriters from the Company, either the initial public offering price or the method by which the price at which the Certificates are to be sold will be determined, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates, but the Company will not file any amendments to the Registration Statement or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to you, and you shall not have objected thereto promptly after receipt thereof. The Company will advise you or your counsel promptly (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates, or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Company is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

          (b) The Company will cause any Computational Materials and any Structural Term Sheets (each as defined in Section 8 below) with respect to each Series of Certificates that are delivered by the Underwriters to the Company pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on the business day immediately following the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Company by any of the Underwriters prior to 10:30 a.m. (and will use its best efforts to cause such Computational Materials and Structural Term Sheets to be so filed prior to 2:00 p.m., New York time, on such business day), and will promptly advise you when such Current Report has been so filed. The Company will cause one Collateral Term Sheet (as defined in Section 9 below) with respect to an Offering of a Series that is delivered by any of the Underwriters to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by any of the Underwriters prior to 10:30 a.m. In addition, if at any time prior to the availability of the related Prospectus Supplement, any of the Underwriters has delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of such Underwriter and the Company, a material change in the characteristics of the Mortgage Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Company will cause any such Collateral Term Sheet that is delivered by such Underwriter to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by such Underwriter prior to 2:00 p.m. In each case, the Company will promptly advise you when such Current Report has been so filed. Notwithstanding the four preceding sentences, the Company shall have no obligation to file any materials provided by any of the Underwriters pursuant to Sections 8 and 9 which (i) in the reasonable determination of the Company are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined in Section 8 below), or (ii) contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials or ABS Term Sheets (as defined in Section 9 below) provided by such Underwriter to the Company pursuant to Section 8 or
Section 9 hereof. The Company shall give notice to you and such Underwriter of its determination not to file any materials pursuant to clause (i) of the preceding sentence and agrees to file such materials if such Underwriter or you reasonably object to such determination within one business day after receipt of such notice.

          (c) If at any time when a prospectus relating to the Certificates is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Company by the Underwriter pursuant to Section 8(e) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Company by the Underwriter pursuant to Section 9(d) hereof which are required to be filed in accordance therewith.

          (d) With respect to each Series of Certificates, the Company will make generally available to the holders of the Certificates and will deliver to you, in each case as soon as practicable, an earnings statement covering the twelve-month period beginning after the date of the Terms Agreement in respect of such series of Certificates, which will satisfy the provisions of Section 11(a) of the Act with respect to the Certificates.

          (e) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

          (f) The Company will arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as reasonably required for the distribution; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process.

          (g) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and any Terms Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel and accountants) incurred by them in connection with qualification of the Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any fees charged by the nationally recognized statistical rating agencies for the rating of the Certificates, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Certificates, if applicable, and for expenses incurred in distributing preliminary prospectuses to the Underwriters.

          (h) During the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Company will file or cause to be filed, on a timely and complete basis, all documents that are required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (i) So long as the Certificates of a Series shall be outstanding, the Company will deliver to you the annual statement of compliance delivered to the Trustee pursuant to the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Pooling and Servicing Agreement as soon as such statements are furnished to the Trustee.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters named in any Terms Agreement to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof, the date of the applicable Terms Agreement and the applicable Closing Date, to the accuracy of the statements made in any officers' certificates (each an "Officer's Certificate") pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)(i) At the time the applicable Terms Agreement is executed, Deloitte & Touche and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter or the Prospectus Supplement, they have recalculated such numbers, percentages and weighted average lives set forth in the Prospectus as you may reasonably request, compared the results of their calculations to the corresponding items in the Prospectus, and found each such number, percentage, and weighted average life set forth in the Prospectus to be in agreement with the results of such calculations. To the extent historical financial delinquency or related information is included with respect to one or more master servicers, such letter or letters shall also relate to such information.

          (a)(ii) At the Closing Date, Deloitte & Touche and/or any other firm of certified independent public accountants acceptable to you shall have furnished to you a letter, addressed to you, and in form and substance satisfactory to you in all respects, relating to the extent such information is not covered in the letter or letters provided pursuant to clause (a)(i), to a portion of the information set forth on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and the characteristics of the mortgage loans, as presented in the Prospectus Supplement or the Form 8-K relating thereto, or if a letter relating to the same information is provided to the Trustee, indicating that you are entitled to rely upon its letter to the Trustee.

          (b) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its affiliates the effect of which, in any case, is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Certificates as contemplated by the Registration Statement and the Prospectus. All actions required to be taken and all filings required to be made by the Company under the Act and the Exchange Act prior to the sale of the Certificates shall have been duly taken or made; and prior to the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

          (c) Unless otherwise specified in any applicable Terms Agreement for a Series, the Certificates shall be rated in one of the four highest grades by one or more nationally recognized statistical rating agencies specified in said Terms Agreement.

          (d) You shall have received the opinion of counsel for the Company, dated the applicable Closing Date, to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its assets and conduct its business as described in the Prospectus, and the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of the State of New York. The Company has no subsidiaries.

               (ii) Each of this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company and assuming due and valid authorization and execution by the other parties thereto, constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to the application of equitable principles in any proceeding, whether at law or in equity. Such counsel's opinion may be qualified, in the case of the indemnity provisions in this Agreement, to applicable law or judicial policy.

               (iii) The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company and assuming due and valid authorization and execution by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and to the application of equitable principles in any proceeding, whether at law or in equity.

               (iv) The Certificates are in a form authorized by the Pooling and Servicing Agreement, have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered against payment pursuant to this Agreement and the related Terms Agreement, will be validly issued and outstanding; and the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

               (v) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder; such counsel has no reason to believe that either the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or the Prospectus as of the date of any Terms Agreement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements or other financial data or notes thereto or any statistical or tabular data contained or incorporated by reference in the Registration Statement or the Prospectus).

               (vi) The statements in the Prospectus and Prospectus Supplement under the heading "Certain Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions, have been prepared or reviewed by such counsel and provide a fair summary of such law or conclusions; the statements in the Prospectus to the extent modified by the statements in the Prospectus Supplement under the headings "Summary of Terms," "Description of the Certificates" and "The Pooling and Servicing Agreement" and such other headings as you may request, insofar as such statements constitute a summary of the proposed transaction and of the provisions of the Certificates or the Pooling and Servicing Agreement, constitute a fair and accurate summary of such transaction and provisions.

               (vii) Neither the Company nor the Trust Fund is, or as a result of the offer and sale of the Certificates as contemplated in the Prospectus and in this Agreement will become, an "investment company" as defined in the Investment Company Act, or an "affiliated person" of any such "investment company" that is registered or is required to be registered under the Investment Company Act (or an "affiliated person" of any such "affiliated person"), as such terms are defined in the Investment Company Act.

               (viii) The Certificates offered pursuant to the Registration Statement and indicated as such in the Prospectus Supplement will be mortgage related securities, as defined in Section 3(a)(41) of the Exchange Act, so long as such Certificates are rated in one of the two highest grades by at least one nationally recognized statistical rating agency.

               (ix) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

          Each opinion also shall relate to such other matters as may be specified in the related Terms Agreement or as to which you reasonably may request. In rendering any such opinion, counsel for the Company may rely on certificates of responsible officers of the Company, the Trustee, and public officials or, as to matters of law other than New York or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you), provided that, in cases of opinions of other counsel, counsel for the Company shall include in its opinion a statement of its belief that both it and you are justified in relying on such opinions.

          (e) You shall have received from counsel for the Company a letter, dated as of the Closing Date, stating that you may rely on the opinions delivered by such firm under the Pooling and Servicing Agreement and to the rating agency or agencies rating the Certificates as if such opinions were addressed directly to you (copies of which opinions shall be delivered to you).

          (f) You shall have received from counsel for the Underwriters, if such counsel is different from counsel to the Company, such opinion or opinions, dated as of the Closing Date, with respect to the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may have requested from it for the purpose of enabling them to pass upon such matters.

          (g) You shall have received Officer's Certificates signed by such of the principal executive, financial and accounting officers of the Company as you may request, dated as of the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct; that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; that, subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operations of the Company; that except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Company or the transactions contemplated by this Agreement; and that attached thereto are true and correct copies of a letter or letters from the one or more nationally recognized statistical rating agencies specified in the applicable Terms Agreement confirming that, unless otherwise specified in said Terms Agreement, the Certificates have been rated in one of the four highest grades by each of such agencies and that such rating has not been lowered since the date of such letter.

          The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects with respect to a particular Offering when and as provided in this Agreement and the related Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement and the related Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to you, this Agreement (with respect to the related Offering) and the related Terms Agreement and all obligations of the Underwriters hereunder (with respect to the related Offering) and thereunder may be canceled at, or at any time prior to, the related Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

          7. Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act against any and all losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the applicable Series of Certificates (the "Applicable Registration Statement") as it became effective or in any amendment or supplement thereof, or in the Applicable Registration Statement or the related Prospectus, or in any amendment thereof, or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets in respect of which the Company agrees to indemnify the Underwriters, as set forth below, when such are read in conjunction with the related Prospectus and Prospectus Supplement) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of the Underwriters specifically for use in connection with the preparation thereof or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from an error (a "Mortgage Pool Error") in the information concerning the characteristics of the Mortgage Loans furnished by the Company to the Underwriters in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based, (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or Prospectus Supplement thereto) shall not inure to the benefit of the Underwriters (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Certificates of the related Series that are the subject thereof if such person did not receive a copy of a Prospectus Supplement to such Prospectus at or prior to the confirmation of the sale of such Certificates and the untrue statement or omission of a material fact contained in such Prospectus (or Prospectus Supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement was furnished by the Company to the Underwriters prior to the delivery of such confirmation, and (iii) such indemnity with respect to any Mortgage Pool Error shall not inure to the benefit of the Underwriters (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials (or any written or electronic materials on which the Computational Materials are based) or ABS Term Sheets that were prepared on the basis of such Mortgage Pool Error, if, prior to the time of confirmation of the sale of the applicable Series of Certificates to such person, the Company notified the Underwriters in writing of the Mortgage Pool Error or provided in written or electronic form information superseding or correcting such Mortgage Pool Error (in any such case, a "Corrected Mortgage Pool Error"), and the Underwriters failed to notify such person thereof or to deliver to such person corrected Computational Materials (or underlying written or electronic materials) or ABS Term Sheets. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Underwriters severally, and not jointly, agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Applicable Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, claims, damages, liabilities and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Applicable Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, by or on behalf of such Underwriter expressly for use therein; or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by such Underwriter pursuant to Section 8 and incorporated by reference in such Registration Statement or the related Prospectus, Prospectus Supplement or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Mortgage Pool Error, other than a Corrected Mortgage Pool Error). This indemnity will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges that, unless otherwise set forth in the applicable Terms Agreement, the statements set forth in the last paragraph of the cover page and under the caption "Method of Distribution" and the stabilization legend required by Item 502(d)(1) under Regulation S-K of the Act included in the Prospectus Supplement relating to a Series of Certificates constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Applicable Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, as the case may be (other than any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company by such Underwriter), and each Underwriter confirms, on its behalf, that such statements are correct.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

          (d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable, on grounds of public policy or otherwise, from the Company or the Underwriters or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Applicable Registration Statement and directors of the Company) to which the Company and the Underwriters may be subject (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof), in such proportions as is appropriate to reflect the relative benefits received by the Company on one hand and the Underwriters on the other from the Offering of the Certificates as to which such loss, liability, claim, damage or expense is claimed to arise or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations or (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof) or in any written or electronic materials distributed to prospective investors on which the Computational Materials are based, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter that furnished such Computational Materials or ABS Term Sheets on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, however, that in no case shall such Underwriter be responsible under this subparagraph (ii) for any amount in excess of the aggregate Purchase Price for the Offered Certificates.

          The relative benefits received by the Company on one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the Terms Agreement in respect of the Offering of the Certificates as to which such loss, liability, claim, damage or expense is claimed to arise. The relative fault of the Company on one hand and the Underwriters on the other shall be determined by reference to, among other things, (A) in the case of clause (i) of the preceding paragraph, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or the Underwriters on the other, (B) in the case of clause (ii) of the preceding paragraph, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof) or in any written or electronic materials distributed by the applicable Underwriter to prospective investors on which the Computational Materials are based, and (C) in the case of either clause (i) or clause (ii) of the preceding paragraph, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), (x) except as otherwise provided in Section 7(d)(ii), in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discount set forth in the Terms Agreement relating to the Certificates as to which such losses, claims, damages, liabilities or expenses are claimed to arise, and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Applicable Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

          8. Computational Materials and Structural Term Sheets. (a) Not later than 2:00 p.m., New York time, on the business day before the date on which the Current Report relating to the Certificates of a Series is required to be filed by the Company with the Commission pursuant to Section 5(b) hereof, you and any other applicable Underwriter shall deliver to the Company, and unless otherwise agreed to by the Company, in a form reasonably convertible to an EDGAR filing format, a copy of all materials provided by the Underwriters to prospective investors in such Certificates which constitute (i) "Computational Materials, within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"). Each delivery of Computational Materials and Structural Term Sheets to the Company by you and any other applicable Underwriter pursuant to this paragraph (a) shall be effected by delivering a copy of such materials to counsel for the Company on behalf of the Company at the address specified by the Company and one copy of such materials to the Company.

          (b) You and each other Underwriter, by virtue of its having executed and delivered the related Terms Agreement, which shall incorporate this Section 8(b) by reference, represents and warrants to and agrees with the Company, as of the date of the related Terms Agreement and as of the Closing Date, that:

               (i) the Computational Materials furnished to the Company pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the Offering of the Certificates in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

               (ii) the Structural Term Sheets furnished to the Company pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offering of the Certificates in accordance with the PSA Letter, and such Structural Term Sheets comply with the requirements of the PSA Letter;

               (iii) on the date any such Computational Materials or Structural Term Sheets with respect to the Offering of the Certificates (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (iv) all Computational Materials (or underlying materials distributed to prospective investors on which the Computational Materials were based) or Structural Term Sheets furnished to prospective investors contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Company has not prepared, reviewed or participated in the preparation of such materials and is not responsible for the accuracy thereof.

Notwithstanding the foregoing, you and each such Underwriter make no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by the Underwriters from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

          (c) Each Underwriter delivering Computational Materials shall cause a firm of public accountants to furnish to the Company a letter, dated as of the date on which such Underwriter delivers any Computational Materials (which term shall be deemed to include, for purposes of this paragraph (c), calculated statistical information delivered to prospective investors in the form of a Structural Term Sheet) to the Company pursuant to Section 8(a), in form and substance satisfactory to the Company, stating in effect that they have verified the mathematical accuracy of any calculations performed by such Underwriter and set forth in such Computational Materials.

          (d) The Underwriters acknowledge and agree that the Company has not authorized and will not authorize the distribution of any Computational Materials (or any written or electronic materials on which the Computational Materials are based) or Structural Term Sheets to any particular prospective investor, and agrees that any Computational Materials or Structural Term Sheets with respect to any Series of Certificates furnished to prospective investors shall include a disclaimer in the form described in paragraph (b) (iv) above. The Underwriters agree that they will not represent to prospective investors that any Computational Materials or Structural Term Sheets were prepared or disseminated on behalf of the Company.

          (e) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus or Prospectus Supplement as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by an Underwriter pursuant to this
Section 8 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Such Underwriter will deliver an Officer's Certificate to the Company representing and warranting to the Company that, as of the date of delivery of such amendment or supplement to the Company, such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Underwriter will make no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if (i) the Company determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter to the Company pursuant to this paragraph (e) or (ii) the Company reasonably determines that such filing is not required under the Act and such Underwriter does not object as provided below. The Company shall give notice to such Underwriter of its determination not to file an amendment or supplement pursuant to clause (ii) of the preceding sentence and agrees to file such amendment or supplement if such Underwriter reasonably objects to such determination within one business day after receipt of such notice.

          9. Collateral Term Sheets. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in the Certificates, the applicable Underwriter shall notify the Company and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Certificates of an offered series, such applicable Underwriter shall deliver to the Company, and unless otherwise agreed to by the Company, in a form reasonably convertible to an EDGAR format, a complete copy of all materials provided by such Underwriter to prospective investors in such Certificates which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Company pursuant to this paragraph
(a) shall be effected by delivering a copy of such materials to counsel for the Company on behalf of the Company at the address specified by the Company and one copy of such materials to the Company. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, such Underwriter shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Company with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

          (b) You and each other Underwriter, by virtue of its having executed and delivered the related Terms Agreement, which shall incorporate this Section 9(b) by reference, represents and warrants to and agrees with the Company as of the date of the related Terms Agreement and as of the Closing Date, that:

               (i) The Collateral Term Sheets furnished to the Company pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Offering of the Certificates in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter;

               (ii) On the date any such Collateral Term Sheets with respect to the Offering of the Certificates were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (iii) such Underwriter has not represented to any prospective investor that any Collateral Term Sheets with respect to any Series were prepared or disseminated on behalf of the Company, and, except as otherwise disclosed by such Underwriter to the Company in writing prior to the date hereof, all Collateral Term Sheets previously furnished to prospective investors included a disclaimer to the effect set forth in Section 8(b)(iv).

Notwithstanding the foregoing, you and each such Underwriter make no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

          (c) Each Underwriter delivering Collateral Term Sheets acknowledges and agrees that any Collateral Term Sheets with respect to any Series of Certificates furnished to prospective investors from and after the date hereof shall include a disclaimer to the effect set forth in Section 8(d) hereof, and to the effect that the information contained in such materials supersedes the information contained in any prior Collateral Term Sheet with respect to such Series of Certificates being offered and will be superseded by the description of the related Mortgage Loans in the related Prospectus Supplement. The Underwriters agree that they will not represent to any prospective investors that any Collateral Term Sheets were prepared or disseminated on behalf of the Company.

          (d) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by an Underwriter pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Such Underwriter will deliver an Officer's Certificate to the Company representing and warranting to the Company that, as of the date of delivery of such amendment or supplement to the Company, such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, such Underwriter will make no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Company of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Company shall have no obligation to file such amendment or supplement if the Company determines that
(i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by such Underwriter to the Company pursuant to this paragraph (d) or
(ii) such filing is not required under the Act. The Company shall give notice to such Underwriter of its determination not to file an amendment or supplement pursuant to clause (ii) of the preceding sentence.

          10. Default of Underwriters. If any Underwriter or Underwriters participating in an Offering of Certificates default in their obligations to purchase Certificates hereunder and under the Terms Agreement and the aggregate purchase price of Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate purchase price of the Certificates then being purchased, you may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments as set forth in the applicable Terms Agreement (for all classes of Certificates), to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate purchase price of Certificates with respect to which such default or defaults occur is more than 10% of the aggregate purchase price of Certificates then being purchased, and arrangements satisfactory to you and the Company for the purchase of such Certificates by other persons are not made within 36 hours after such default, the Terms Agreement as to which such offering relates will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Certificates and any termination of this Agreement or any Terms Agreement, including any termination pursuant to Section 10.

          12. Termination. You shall have the right to terminate any Terms Agreement at any time prior to the applicable Closing Date if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by a state or Federal authority, or if a banking moratorium in foreign exchange trading by major international banks or persons has been declared; or if any new restriction materially and adversely affecting the distribution of the series of Certificates as to which such Terms Agreement relates shall have become effective; or if there shall have been such change in the market for securities in general or in political, financial or economic conditions as in your judgment would be so materially adverse as to make it inadvisable to proceed with the Offering, sale and delivery of the Series of Certificates as to which such Terms Agreement relates on the terms contemplated in such Terms Agreement. Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          13. Notices. All communications hereunder will be in writing, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you at 245 Park Avenue, New York, New York 10167, Attention: General Counsel or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 245 Park Avenue, New York, New York 10167, Attention: Michael Hellenbrand; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

          14. Successors. This Agreement and the Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto, and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder or thereunder.

          15. Representation of Underwriters. You will act for the several Underwriters in connection with each Offering of Certificates governed by this Agreement, and any action under this Agreement and any Terms Agreement taken by you will be binding upon all the Underwriters identified in such Terms Agreement.

          16. Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                         Very truly yours,

                                         BEAR STEARNS MORTGAGE SECURITIES INC.



                                         By: Name:/s/ Joseph T. Jurkowski, Jr.
                                             ----------------------------
                                                  Vice President

The foregoing Underwriting Agreement
hereby is confirmed and accepted as of
the date first above written.

BEAR, STEARNS & CO. INC.



By: /s/ Richard Landau
        Senior Managing Director

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                       Mortgage Pass-Through Certificates


                             FORM OF TERMS AGREEMENT


                                             Dated:___________, 199_


To:  BEAR STEARNS [AND _______________]

Re:  Underwriting Agreement dated June   , l996

Series Designation:  Series 19___ - ___

Class Designation Schedule:


Terms of the Certificates:


                      Original
                      Principal        Interest    Price to
Class                 Amount           Rate        Public(1)(2)
- -----                 ---------        --------    ------------




- ----------------------------

(1) Do not include if the Certificates will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

(2) Plus accrued interest, if any, at the applicable rate from
__________________.

Distribution Dates: The __th day of each month or, if such __th day is not a business day, the next succeeding business day commencing ____________.

Certificate Rating:

Mortgage Assets: The initial amounts to be included in any Reserve Account and other accounts are as set forth, and the Mortgage Loans to be included in the Trust Fund are as described, in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $________________. [Purchase price may also be separately stated by class.]

Credit Enhancement:

[Include pool policies, letters of credit, bonds, subordination and similar arrangements.]

Closing Date: ___________, 19__, _____ a.m., N.Y. Time

The undersigned, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates set forth [herein] [on Schedule I attached hereto].


BEAR, STEARNS & CO. INC.



By: _________________________
    Senior Managing Director

[ADDITIONAL UNDERWRITERS]

By: __________________________

    __________________________
    Title:

Accepted:

BEAR STEARNS MORTGAGE SECURITIES INC.


By: __________________________

                     Schedule I (for multiple underwriters)

                                  Underwriters

Name                     Class      Class       Class       Class      Class

Bear, Stearns            $          $           $           $          $
 & Co. Inc.

[Other
Underwriters]






                         -----      -----       -----       -----      -----


Total                    =====      =====       =====       =====      =====

                                                            Exhibit 1.2

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                       Mortgage Pass-Through Certificates


                                 TERMS AGREEMENT

                                                   Dated: as of June 25, 1996



To:  BEAR STEARNS MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated June 25, 1996

Underwriters: Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated

Series Designation:  Series 1996-3

Class Designation Schedule of the Certificates: Class A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, X, PO, B-1, B-2, B-3, B-4, B-5, B-6, R-1 and R-2

Terms of the Certificates to be Purchased by the Underwriters:

                      Original                    Amount pur-      Amount pur-
                      Principal       Interest    chases by        chased by
Class                 Amount          Rate        Bear Stearns     Morgan Stanley
A-1                   $45,532,000     6.82%       $22,766,000      $22,766,000
A-2                   $28,467,000     7.24%       $14,233,500      $14,233,500
A-3                   $24,371,000     7.39%       $12,185,500      $12,185,500
A-4                   $18,604,000     7.55%       $ 9,302,000      $9,302,000
A-5                   $17,089,000     7.75%       $ 8,544,500      $8,544,500
A-6                   $ 6,502,000     7.75%       $ 3,251,000      $3,251,000
A-7                   $12,175,000     7.75%       $ 6,087,500      $6,087,500
A-8                   $17,149,000     7.75%       $ 8,574,500      $8,574,500
A-9                   $ 9,256,000     7.75%       $ 4,628,000      $4,628,000
A-10                  $16,000,346     7.75%       $ 8,000,173      $8,000,173
A-11                  $ 2,500,000     7.75%       $ 1,250,000      $1,250,000
PO                    $   165,495      (1)        $    82,973      $   82,973
B-1                   $ 7,608,134     7.75%       $ 7,608,134      $       -
B-2                   $ 4,890,943     7.75%       $ 4,890,943      $       -
B-3                   $ 2,717,190     7.75%       $ 2,717,190      $       -
R-1                   $       100     7.75%       $       100      $       -
R-2                   $       100     7.75%       $       100      $       -

(1) The Class PO Certificates will be principal only Certificates.


The Certificates purchased by each Underwriter will be offered from time to time by such Underwriter is negotiated transactions at varying prices to be determined at the time of sale.

Form of Certificates Being Purchased by the Underwriters: Book Entry except for the Class R-1 and Class R-2 Certificates which will be in certificated, fully registered form.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day commencing in July, 1996.

Certificate Rating for the Certificates Being Purchased by the Underwriters:

Class                                                  Rating

                                             S&P                 Fitch

A-1...................................       AAA                  AAA

A-2...................................       AAA                  AAA

A-3...................................       AAA                  AAA

A-4...................................       AAA                  AAA

A-5...................................       AAA                  AAA

A-6...................................       AAA                  AAA

A-7...................................       AAA                  AAA

A-8...................................       AAA                  AAA

A-9...................................       AAA                  AAA

A-10..................................       AAA                  AAA

A-11..................................       AAA                  AAA

PO....................................      AAAr                  AAA

B-1...................................       N/A                  AA

B-2...................................       N/A                   A

B-3...................................       N/A                  BBB

R-1...................................       AAA                  AAA

R-2...................................       AAA                  AAA


Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriters for the Certificates covered by this Agreement will be $209,893,344.86 (plus $1,185,241.32 in accrued interest).

Credit Enhancement: None other than the subordination described in the related Prospectus Supplement.

Closing Date: June 28, 1996, 9:00 a.m., New York time.


                  [Remainder of Page Intentionally Left Blank]

The undersigned, each as an Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates under the column containing such Underwriter's name as set forth herein.


BEAR, STEARNS & CO. INC.


By:  /s/ Fred Khedouri
     ---------------------------
     Name:  Fred Khedouri
     Title: Senior Managing Director


MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Sanjeev Khanna
     ---------------------------
     Name:  Sanjeev Khanna
     Title: Vice President

Accepted:

BEAR STEARNS MORTGAGE SECURITIES INC.


By:  /s/ Joseph T. Jurkowski, Jr.
     -----------------------------
     Name: Joseph T. Jurkowski, Jr.
     Title: Vice President

                                     Annex A


[See Trustee's Certificate]

                                                       Exhibit 4.1

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                     SELLER,


                             ICI FUNDING CORPORATION

                                 MASTER SERVICER

                                       and

                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                     TRUSTEE




                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1996
                        --------------------------------


                      Bear Stearns Mortgage Securities Inc.
                       Mortgage Pass-Through Certificates

                                  Series 1996-3

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

                                                                         PAGE

             Definitions....................................................I-1


                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

2.01.        Conveyance of Mortgage Loans to Trustee........................II-1
2.02.        Acceptance of Mortgage Loans by Trustee........................II-3
2.03.        Representations, Warranties and Covenants of the
             Master Servicer................................................II-5
2.04.        Substitution of Mortgage Loans.................................II-7
2.05.        Representations and Warranties of the Trustee..................II-8
2.06.        Issuance of Certificates.......................................II-9
2.07.        Representations and Warranties Concerning the
             Seller.........................................................II-9

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

3.01.        Master Servicer to Assure Servicing..........................III-1
3.02.        Sub-Servicing Agreements Between Master Servicer
             and Sub-Servicers............................................III-2
3.03.        Successor Sub-Servicers......................................III-3
3.04.        Liability of the Master Servicer.............................III-3
3.05.        Assumption or Termination of Sub-Servicing
             Agreements by Trustee........................................III-4
3.06.        Collection of Mortgage Loan Payments.........................III-4
3.07.        Collection of Taxes, Assessments and Similar
             Items; Servicing Accounts....................................III-5
3.08.        Access to Certain Documentation and Information
             Regarding the Mortgage Loans.................................III-6
3.09.        Maintenance of Primary Insurance Policies;
             Collection Thereunder........................................III-6
3.10.        Maintenance of Hazard Insurance and Fidelity
             Coverage.....................................................III-7
3.11.        Due-on-Sale Clauses; Assumption Agreements...................III-9
3.12.        Realization Upon Defaulted Mortgage Loans....................III-10
3.13.        Trustee to Cooperate; Release of Mortgage Files..............III-11
3.14.        Servicing and Master Servicing Compensation..................III-13
3.15.        Annual Statement of Compliance...............................III-13
3.16.        Annual Independent Public Accountants' Servicing
             Report.......................................................III-14
3.17.        REMIC-Related Covenants......................................III-14
3.18.        Additional Information.......................................III-14
3.19.        Optional Purchase of Defaulted Mortgage Loans................III-15

                                   ARTICLE IV

                                    Accounts

4.01.        Protected Accounts.............................................IV-1
4.02.        Certificate Account............................................IV-2
4.03.        Permitted Withdrawals and Transfers from the
             Certificate Account............................................IV-4
4.04.        Custody Account................................................IV-7

                                    ARTICLE V

                                  Certificates

5.01.        Certificates...................................................V-1
5.02.        Registration of Transfer and Exchange of
             Certificates...................................................V-6
5.03.        Mutilated, Destroyed, Lost or Stolen Certificates..............V-10
5.04.        Persons Deemed Owners..........................................V-10
5.05.        Transfer Restrictions on Residual Certificates.................V-11
5.06.        Restrictions on Transferability of Private
             Certificates...................................................V-12
5.07.        ERISA Restrictions.............................................V-13
5.08.        Rule 144A Information..........................................V-13

                                   ARTICLE VI

                         Payments to Certificateholders

6.01.        Distributions on the Certificates.............................VI-1
6.02.        [Reserved]....................................................VI-3
6.03.        Allocation of Losses..........................................VI-3
6.04.        [Reserved]....................................................VI-5
6.05.        Payments......................................................VI-5
6.06.        Statements to Certificateholders..............................VI-5
6.07.        Reports to the Trustee and the Master Servicer................VI-8
6.08.        Monthly Advances..............................................VI-10
6.09.        Compensating Interest Payments................................VI-10
6.10.        Reports of Foreclosures and Abandonment of
             Mortgaged Property............................................VI-10

                                   ARTICLE VII

                               The Master Servicer

7.01.        Liabilities of the Master Servicer............................VII-1
7.02.        Merger or Consolidation of the Master Servicer................VII-1
7.03.        Indemnification of the Trustee................................VII-1
7.04.        Limitation on Liability of the Master Servicer
             and Others....................................................VII-2
7.05.        Master Servicer Not to Resign.................................VII-3
7.06.        [Reserved]....................................................VII-3
7.07.        Sale and Assignment of Master Servicing.......................VII-3

                                  ARTICLE VIII

                                     Default

8.01.        Events of Default........................................... VIII-1
8.02.        Trustee to Act; Appointment of Successor.................... VIII-3
8.03.        Notification to Certificateholders.......................... VIII-4
8.04.        Waiver of Defaults.......................................... VIII-4
8.05.        List of Certificateholders.................................. VIII-4

                                   ARTICLE IX

                             Concerning the Trustee

9.01.        Duties of Trustee.............................................IX-1
9.02.        Certain Matters Affecting the Trustee.........................IX-2
9.03.        Trustee Not Liable for Certificates or Mortgage
             Loans.........................................................IX-4
9.04.        Trustee May Own Certificates..................................IX-5
9.05.        Trustee's Fees and Expenses...................................IX-5
9.06.        Eligibility Requirements for Trustee..........................IX-6
9.07.        Insurance.....................................................IX-6
9.08.        Resignation and Removal of the Trustee........................IX-6
9.09.        Successor Trustee.............................................IX-7
9.10.        Merger or Consolidation of Trustee............................IX-8
9.11.        Appointment of Co-Trustee or Separate Trustee.................IX-8
9.12.        Master Servicer Shall Provide Information as
             Reasonably Required...........................................IX-9
9.13.        Federal Information Returns and Reports to
             Certificateholders............................................IX-9

                                    ARTICLE X

                                   Termination

10.01.       Termination Upon Repurchase by ICI Funding or its
             Designee or Liquidation of All Mortgage Loans.................  X-1
10.02.       Additional Termination Requirements...........................  X-3

                                   ARTICLE XI

                            Miscellaneous Provisions

11.01.       Intent of Parties..............................................XI-1
11.02.       Amendment......................................................XI-1
11.03.       Recordation of Agreement.......................................XI-2
11.04.       Limitation on Rights of Certificateholders.....................XI-2
11.05.       Acts of Certificateholders.....................................XI-3
11.06.       [Reserved].....................................................XI-4
11.07.       Governing Law..................................................XI-4
11.08.       Notices........................................................XI-4
11.09.       Severability of Provisions.....................................XI-5
11.10.       Successors and Assigns.........................................XI-5
11.11.       Article and Section Headings...................................XI-5
11.12.       Counterparts...................................................XI-5
11.13.       Notice to Rating Agencies .....................................XI-5

                                    EXHIBITS

Exhibit A-1 - Form of Face of Certificates
Exhibit A-2 - Form of Reverse of Certificates
Exhibit B -   Mortgage Loan Schedule
Exhibit C -   Representations and Warranties of ICI
              Funding Concerning the Mortgage Loans
Exhibit D -   Form of Request for Release
Exhibit E -   Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1 - Form of Investment Letter
Exhibit F-2 - Form of Rule 144A and Related Matters Certificate
Exhibit G -   Form of Special Servicing and Collateral Fund
              Agreement
Exhibit H   - Form of Trustee's Initial Certification
Exhibit I   - Form of Trustee's Final Certification

                         POOLING AND SERVICING AGREEMENT

          Pooling and Servicing Agreement dated as of June 1, 1996, among Bear Stearns Mortgage Securities Inc., a Delaware corporation, as the seller (the "Seller"), ICI Funding Corporation, a California corporation ("ICI Funding"), as master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee").


                              PRELIMINARY STATEMENT

          On or prior to the Closing Date, the Seller has acquired the Mortgage Loans from ICI Funding. On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund. ICI Funding will be the Master Servicer for the Mortgage Loans.

          The Trustee shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On June 28, 1996 (the "Startup Day"), all the Classes of REMIC II Regular Certificates will be designated "regular interests" in such REMIC and the Class R-2 Certificates will be designated the "residual interest" in such REMIC.

          The Trustee shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of Certificates except for the Class R-1, Class R-2 and Class X Certificates will be designated "regular interests" in such REMIC and the Class R-1 Certificates will be designated the "residual interest" in such REMIC. Each component of the Class X Certificates as described in Section 5.01 (each, a "Separate Component") will be designated as a "regular interest" in REMIC I.

          The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-Off Date, after deducting all Scheduled Principal due on or before the Cut-Off Date, of $217,375,264.75. The initial principal amount of the Certificates will not exceed such Outstanding Principal Balance.

          In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

          Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

          ACCOUNT: The Custody Account, the Certificate Account, the Protected Accounts or the Servicing Accounts as the context may require.

          ACCRUED CERTIFICATE INTEREST: For any Certificate (other than a Class PO Certificate) for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or, in the case of a Class X Certificate, the Notional Amount) of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of Excess Losses and, after the Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses.

          ADVANCING DATE: The fourth Business Day preceding the related Distribution Date.

          AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

          AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          ALLOCABLE SHARE: With respect to each Class of Subordinate
Certificates:

               (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

               (b) as to any Distribution Date and amounts distributable pursuant to clause (ii), (iv) and (v) of the Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates for which (x) the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes and (y) the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

          ANNIVERSARY DETERMINATION DATE: The Determination Date occurring in July of each year that the Certificates are outstanding, commencing in July 1997.

          APPLICABLE CREDIT RATING: A rating of AAA, in the case of S&P or Fitch for any long-term deposit or security or a rating of A-1+, in the case of S&P, or F-1+ in the case of Fitch, for any short-term deposit or security (or AAAm, in the case of S&P, for any Permitted Investment listed in clause (viii) of the definition thereof).

          APPRAISED VALUE: For any Mortgaged Property, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

          ASSUMED FINAL DISTRIBUTION DATE: With respect to each Class of Certificates, June 25, 2027.

          AVAILABLE FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage
Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances) and Compensating Interest Payments by the Master Servicer with respect to such Distribution Date and (c) any amount reimbursed by the Master Servicer pursuant to Subsections 4.02(d) and 4.04(d) in connection with losses on Permitted Investments, except:

               (i) all payments that were due on or before the Cut-Off Date;

               (ii) all Principal Prepayments and Liquidation Proceeds received during the month in which such Distribution Date occurs and all related payments of interest;

               (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the Due Date in the month in which such Distribution Date occurs;

               (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances (including Certificate Account Advances);

               (v) amounts of Monthly Advances (including Certificate Account Advances) determined to be Non- recoverable Advances;

               (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a); and

               (vii) amounts withdrawn by the Trustee pursuant to Subsection 4.03(b) to pay the Trustee's Fee.

          BANKRUPTCY CODE: The United States Bankruptcy Code, as amended, as codified in 11 U.S.C. Section Section 101-1330.

          BANKRUPTCY COVERAGE TERMINATION DATE: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction.

          BANKRUPTCY LOSS AMOUNT: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $100,000, as reduced by the aggregate amount of Bankruptcy Losses since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Bankruptcy Losses since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Bankruptcy Losses for the preceding Distribution Date, and (y) the S&P Formula Amount for such Anniversary Determination Date.

          The Bankruptcy Loss Amount may be further reduced by ICI Funding (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, ICI Funding shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

          BENEFIT PLAN OPINION: The meaning specified in Section 5.07(a) hereof.

          BOOK-ENTRY CERTIFICATES: All Classes of Certificates other than the Class X, Class R-1 and Class R-2 Certificates and, to the extent provided in
Section 5.02, the Class B-4, Class B-5 and Class B-6 Certificates.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City or in California are authorized or obligated by law or executive order to be closed.

          CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibit A-1 and A-2, with the blanks therein appropri- ately completed.

          CERTIFICATE ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Bankers Trust Company of California, N.A., as Trustee f/b/o holders of Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1996-3 - Certificate Account."

          CERTIFICATE ACCOUNT ADVANCE: As of any Determination Date, the amount on deposit in a Protected Account or Custody Account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is deposited in the Certificate Account and used to make a distribution to Certificateholders during such calendar month on account of Scheduled Payments on the Mortgage Loans due on the Due Date for such month not being paid on or before such Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

          CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

          CERTIFICATE REGISTER: The register maintained pursuant to Section
5.02.

          CERTIFICATEHOLDER: A Holder of a Certificate.

          CLASS: With respect to the Certificates, A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, PO, X, B-1, B-2, B-3, B- 4, B-5, B-6, R-1 and R-2.
With respect to the REMIC II Regular Certificates, each such REMIC II Regular Certificate.

          CLASS A-10/A-11 OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date occurring within the first five years after the Closing Date (I.E., prior to the Distribution Date in June 2001) zero. The Class A-10/A-11 Optimal Principal Amount for any Distribution Date occurring thereafter will be as follows: for any Distribution Date during the sixth and seventh years after the Cut-Off Date, 50% of the Class A-10/A-11 Pro Rata Optimal Principal Amount for such Distribution Date and, for any Distribution Date thereafter, 100% of the Class A-10/A-11 Pro Rata Optimal Distribution Amount for such Distribution Date. Notwithstanding the foregoing, if on any Distribution Date the Current Principal Amount of each Class of Senior Certificates (other than the Class A-10, Class A-11 and Class PO Certificates) has been reduced to zero, the Class A-10/A-11 Optimal Principal Amount shall equal the Senior Optimal Principal Amount to the extent not distributed on such Distribution Date to the other Classes of Senior Certificates.

          CLASS A-10/A-11 PRO RATA OPTIMAL PRINCIPAL AMOUNT: With respect to any Distribution Date, an amount equal to the product of (x) the Senior Optimal Principal Amount for such Distribution Date multiplied by (y) a fraction, the numerator of which is the sum of the Current Principal Amounts of the Class A-10 and Class A-11 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Current Principal Amounts of all Classes of Senior Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date.

          CLASS PO CASH SHORTFALL: The difference between the Class PO Principal Distribution Amount for a Distribution Date and the actual amount distributed to holders of the Class PO Certificates on such Distribution Date in the instance where Available Funds are insufficient to make the full amount of distributions required to be made to holders of the Class PO Certificates.

          CLASS PO DEFERRED AMOUNT: With respect to each Distribution Date through the Cross-Over Date, the aggregate of all amounts allocable on such Distribution Date to the Class PO Certificates in respect of the principal portion of Realized Losses (other than Excess Losses) and Class PO Cash Shortfall and all amounts previously allocated in respect of such losses and Class PO Cash Shortfall to the Class PO Certificates and not distributed on prior Distributions Dates.

          CLASS PO DEFERRED PAYMENT WRITEDOWN AMOUNT: With respect to any Distribution Date, the amount if any, distributed on such date in respect of the Class PO Deferred Amount.

          CLASS PO PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, an amount, without duplication, equal to the sum of:

               (i) the applicable PO Percentage of all Scheduled Principal due on each Discount Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

               (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full received by the Master Servicer during the applicable Prepayment Period;

               (iii) the applicable PO Percentage of all Voluntary Principal Prepayments in part received during the applicable Prepayment Period;

               (iv) the lesser of (a) the applicable PO Percentage of the sum of
          (w) the net liquidation proceeds allocable to principal on each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Discount Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Discount Mortgage Loan that was purchased by a primary mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the applicable PO Percentage of the sum of (w) the Scheduled Principal Balance of each Discount Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Discount Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Discount Mortgage Loan that was purchased by a primary mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related Insurance policy less
          (y) in the case of clause (b), the applicable PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) incurred during the related Prepayment Period; and

               (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan which was repurchased by the Master Servicer in connection with such Distribution Date and
          (b) the difference, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan that has been replaced by the Master Servicer with a substitute Discount Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

          CLOSING DATE: June 28, 1996.

          CODE: The Internal Revenue Code of 1986, as amended.

          COMPENSATING INTEREST PAYMENTS: As defined in Section 6.09.

          CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 3 Park Plaza, 16th Floor, Irvine, California 92714, Attention: Bear Stearns/ICI 1996-3.

          CORRESPONDING CLASS: As indicated in Section 5.01(c).

          CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

          CURRENT PRINCIPAL AMOUNT: With respect to any Certificate (other than a Class X Certificate) as of any Distribution Date, the initial principal amount of such Certificate reduced by (A) the sum of (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, and (iii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates (other than the Class X Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-1 and Class R-2 Certificates after the Distribution Date on which they receive the distribution of the last dollar of their original principal amount shall be deemed to have a Current Principal Amount equal to their Current Principal Amount on the day immediately preceding such Distribution Date.

          CUSTODY ACCOUNT: A trust account created and maintained pursuant to
Section 4.04.

          CUT-OFF DATE: June 1, 1996.

          CUT-OFF DATE BALANCE: $217,375,264.75.

          DEBT SERVICE REDUCTION: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

          DEBTOR RELIEF LAWS: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

          DEFAULTED MORTGAGE LOAN: Any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more consecutive Scheduled Payments.

          DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

          DEFINITIVE CERTIFICATES: The meaning specified in Subsection 5.01(b) hereof.

          DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

          DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

          DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

          DETERMINATION DATE: The 18th day of the month of the Distribution Date, or if such day is not a Business Day, the following Business Day.

          DISCOUNT MORTGAGE LOAN: Any Mortgage Loan with a Net Rate less than 7.75% per annum.

          DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the initial issuance of the Certificates, or, if such 25th day is not a Business Day, the Business Day immediately following.

          DTC CUSTODIAN: Bankers Trust Company of California, N.A., or its successors in interest.

          DUE DATE: With respect to each Mortgage Loan, the first day of each month, on which its Scheduled Payment is due.

          DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

          ERISA: Employee Retirement Income Security Act of 1974, as amended.

          EVENT OF DEFAULT: An event described in Section 8.01.

          EXCESS BANKRUPTCY LOSS: Any Bankruptcy Loss, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

          EXCESS FRAUD LOSS: Any Fraud Loss, or portion thereof, (i) occurring after the Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount.

          EXCESS LIQUIDATION PROCEEDS: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

          EXCESS LOSSES: The sum of any Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Fraud Losses.

          EXCESS SPECIAL HAZARD LOSS: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

          FDIC: Federal Deposit Insurance Corporation or any successor thereto.

          FHLMC: Federal Home Loan Mortgage Corporation or any successor thereto.

          FITCH: Fitch Investors Service, L.P. and its successors in interest.

          FNMA: Federal National Mortgage Association or any successor thereto.

          FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates other than the Class X Certificates, the fractional undivided interest evidenced by any Certificate of such Class, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Class X Certificates, the fractional undivided interest evidenced by any Certificate of such Class, the numerator of which is the Notional Amount of such Certificate and the denominator of which is the Notional Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Class X Certificate will be deemed to equal 1% multiplied by a fraction, the numerator of which is the Notional Amount of such Certificate and the denominator of which is the Notional Amount of such Class (ii) a Class R-1 or Class R-2 Certificate will be deemed to equal 1% multiplied by a fraction the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of such Classes and (iii) a Certificate of any other Class will be deemed to equal 97% (plus an additional 1% if and when the Class X Certificates have been paid in full prior to the date of determination) multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates.

          FRAUD COVERAGE TERMINATION DATE: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          FRAUD LOSS: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

          FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date,
(x) prior to the first anniversary of the Cut-Off Date, an amount equal to $4,347,505 minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in accordance with Section 6.03 in the absence of the Loss Allocation Limitation since the Cut-Off Date, and (y) from the first through the fifth anniversary of the Cut-Off Date, an amount equal to
(1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate Outstanding Principal Balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in accordance with Section 6.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-Off Date. After the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

          FUNDS TRANSFER DATE: The 21st day of the month of the Distribution Date, or if such day is not a Business Day, the preceding Business Day (but in no event less than two Business Days prior to the related Distribution Date).

          GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books on the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsection 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer, a Sub-Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

          ICI FUNDING: ICI Funding Corporation, a California corporation, or its successors in interest.

          INDEMNIFIED PERSONS: The Trustee, its employees and any separate co-trustee.

          INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer, or any Affiliate of the Seller or the Master Servicer, and (c) is not connected with the Seller or the Master Servicer, or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

          INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          INSURANCE POLICY: With respect to any Mortgage Loan, any Primary Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy.

          INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

          INSURED EXPENSES: Expenses covered by any Insurance Policy.

          INSURER: Any issuer of an Insurance Policy.

          INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of REMIC II Certificates and each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs, commencing in June 1996.

          INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

               (a) partial principal prepayments: one month's interest at the applicable Net Rate on the amount of such prepayment;

               (b) principal prepayments in full: the difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and
          (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

               (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

          INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases Class B-4, Class B-5 and Class B-6 Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

          LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

          LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

          LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer under any Primary Insurance Policy for reasons other than the Master Servicer's failure to ensure the maintenance of or compliance with a Primary Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

          LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

          LOAN SUMMARY AND REMITTANCE REPORT: The report to be submitted by the Master Servicer to the Trustee pursuant to Sub- section 6.07(b).

          LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

          LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.03(d) hereof.

          MASTER SERVICER: With respect to the Mortgage Loans, ICI Funding, or its successor in interest, or any successor master servicer with respect to the Mortgage Loans appointed as herein provided.

          MASTER SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

          MASTER SERVICING FEE RATE: With respect to each Mortgage Loan, the per annum rate of 0.25%.

          MONTHLY ADVANCE: The advance (including a Certificate Account Advance) required to be made by the Master Servicer on the related Advancing Date pursuant to Section 6.08.

          MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

          MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

          MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

          MORTGAGE NOTE: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

          MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

          MORTGAGOR: The obligor on a Mortgage Note.

          NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

          NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Master Servicer in accordance with this Agreement and (ii) unreimbursed advances by the related Sub-Servicer and Monthly Advances including Certificate Account Advances.

          NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of the Master Servicing Fee Rate and the Trustee's Fee (expressed as a per annum rate), each such fee being expressed as a per annum rate.

          NON-DISCOUNT MORTGAGE LOAN: Any Mortgage Loan with a Net Rate equal to or greater than 7.75%.

          NON-PO PERCENTAGE: (i) with respect to any Discount Mortgage Loan, the Net Rate thereof divided by 7.75%, and (ii) with respect to any Non-Discount Mortgage Loan, 100%.

          NONRECOVERABLE ADVANCE: Any advance (i) which was previously made or is proposed to be made by the Master Servicer and (ii) which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on any Mortgage Loan.

          NOTIONAL AMOUNT: On any Distribution Date, with respect to the Class X Certificates, an amount equal to the Scheduled Principal Balances of the Mortgage Loans as of the Due Date in the month prior to the month of the Distribution Date.

          OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President of the Master Servicer and delivered to the Trustee, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer.

          ORIGINAL SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Subordinate Certificates as of the Cut-Off Date.

                  ORIGINAL VALUE: Except in the case of a refinance Mortgage Loan, the lesser of the Appraised Value or sales price of a Mortgaged Property at the time a Mortgage Loan is closed, and for a refinance Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Master Servicer.

          OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Sections 2.02, 2.03 or 3.19 or replaced pursuant to
Section 2.04.

          OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund.

          PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest set forth, or determined as provided with respect thereto, in Section
5.01. Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

          PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:

               (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

               (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

               (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

               (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the Mortgage Loans and Permitted Investments held as part of the Trust;

               (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

               (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

               (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

               (viii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and having the Applicable Credit Rating or better from each Rating Agency;

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

          PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PHYSICAL CERTIFICATES: The Class X, Class R-1 and Class R-2 Certificates and, to the extent provided in Section 5.02, the Class B-4, Class B-5 and Class B-6 Certificates.

          PO PERCENTAGE: (i) With respect to any Discount Mortgage Loan, the fraction, expressed as a percentage, equal to 7.75% minus the Net Rate thereof divided by 7.75%, and (ii) with respect to any Non-Discount Mortgage Loan, 0%.

          PREPAYMENT DISTRIBUTION TRIGGER: For a Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans as of the Due Date in the month next preceding such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date.

          PREPAYMENT PERIOD: With respect to any Distribution Date, the calendar month preceding the month of the Distribution Date.

          PRIMARY INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

          PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

          PRIVATE CERTIFICATE: Any Class B-4, Class B-5 or Class B-6
Certificate.

          PROTECTED ACCOUNT: A trust account established and maintained by the Master Servicer or any Sub-Servicer with respect to the Mortgage Loans and with respect to REO Property in a Designated Depository Institution for receipt of principal and interest and other amounts as described in Section 4.01.

          QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

          RATING AGENCIES: S&P and Fitch.

          RATING AGENCY ELIGIBLE ACCOUNT: An account, including one maintained with the Trustee, which either (i) is a trust account maintained with the trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by S&P and Fitch, or one of the two highest short-term ratings by S&P and Fitch, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, or (d) a principal subsidiary of a bank holding company.

          REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation LESS (y) the related Net Liquidation Proceeds.

          RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

          REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

          RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

          REMIC: A real estate mortgage investment conduit, as defined in the Code.

          REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC II Regular Certificates.

          REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Mortgage Loans, (ii) the Certificate Account,
(iii) any REO Property and (iv) any proceeds of the foregoing. Expenses and fees of the Trust shall be paid by REMIC II.

          REMIC II CERTIFICATES: The REMIC II Regular Certificates and the Class R-2 Certificates.

          REMIC II REGULAR CERTIFICATES: As defined in Section 5.01.

          REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in either REMIC I or REMIC II is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

          REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased pursuant to Section
2.02 or 2.03 an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase reduced by
(ii) any portion of the Master Servicing Fee or advances payable to the purchaser of the Mortgage Loan.

          REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

          REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

          RESIDUAL CERTIFICATES: The Class R-1 and Class R-2 Certificates.

          RESPONSIBLE OFFICER: Any officer assigned to the corporate trust department or similar department of the Trustee (or any successor division or department thereto), and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

          SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

          SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

          SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (A) the unpaid principal balance of such Mortgage Loan as of the close of business on the Due Date in the month preceding the month of such Distribution Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-Off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (B) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the month preceding the month in which such Distribution Date occurs.

          SECURITIES ACT: The Securities Act of 1933, as amended.

          SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS," AS SUCH TERM IS DEFINED IN 29 C.F.R. ss. 2510.3-101., UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE."

          SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

          SELLER: Bear Stearns Mortgage Securities Inc., a Delaware corporation, or its successors in interest.

          SELLER CONTRACT: The Mortgage Loan Purchase Agreement dated as of June 25, 1996, among ICI Funding, as seller, Imperial Credit Mortgage Holdings, Inc., as guarantor, and Bear Stearns Mortgage Securities Inc., as purchaser, and all amendments thereof and supplements thereto.

          SENIOR CERTIFICATES: The Class A-1, Class A-2, Class A- 3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A- 9, Class A-10, Class A-11, Class PO, Class X, Class R-1 and Class R-2 Certificates.

          SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of:

               (i) the Senior Percentage of the applicable Non-PO Percentage of Scheduled Principal due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

               (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all Voluntary Principal Prepayments in part received during the related Prepayment Period, together with the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

               (iii) the lesser of (x) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy; and (y) the Senior Percentage of the applicable Non-PO Percentage of the sum of
          (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Bankruptcy Losses (other than those attributable to Debt Service Reductions), Excess Fraud Losses and Excess Special Hazard Losses;

               (iv) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(d) or 3.19; and

               (v) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Master Servicer with a Substitute Mortgage Loan pursuant to Section 2.04 during the month of such Distribution Date and the Scheduled Principal Balance of such Substitute Mortgage Loan.

          SENIOR PERCENTAGE: On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all the Senior Certificates (other than the Class PO Certificates) immediately preceding such Distribution Date by the aggregate Current Principal Amounts of all the Classes of Certificates (other than the Class PO Certificates) immediately preceding such Distribution Date.

          SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:



Period (dates                                        Senior Prepayment
inclusive)                                           Percentage
- -------------------------------        ------------------------------------

July 25, 1996 - June 25, 2001          100%

July 25, 2001 - June 25, 2002          Applicable Senior ercentage plus 70% of
                                       the applicable Subordinate Percentage

July 25, 2002 - June 25, 2003          Applicable Senior Percentage plus 60% of
                                       the applicable Subordinate Percentage

July 25, 2003 - June 25, 2004          Applicable Senior Percentage plus 40% of
                                       the applicable Subordinate Percentage

July 25, 2004 - June 25, 2005          Applicable Senior Percentage plus 20% of
                                       the applicable Subordinate Percentage

July 25, 2--5 and thereafter           Applicable Senior Percentage thereafter


Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Cut-Off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date after which the Current Principal Amounts of the Senior Certificates (other than the Class PO Certificates) is zero, the Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction.

In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date:

               (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates averaged over the last six months, does not exceed 50% and (ii) cumulative Realized Losses do not exceed (a) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2001 and June 2002, (b) 35% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2002 and June 2003, (c) 40% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2003 and June 2004, (d) 45% of the related Original Subordinate Principal Balance if such Distribution Date occurs between and including July 2004 and June 2005, and (e) 50% of the related Original Subordinate Principal Balance if such Distribution Date occurs during or after July 2005.

          SERVICING ACCOUNT: The separate trust account created and maintained by the Master Servicer or each Sub-Servicer with respect to the Mortgage Loans or with respect to REO Property in a Designated Depository Institution for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.07.

                  SERVICING OFFICER: Any officer of the Master Servicer or of an agent or independent contractor through which all or part of the Master Servicer's master servicing responsibilities are carried out, involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended in accordance with the foregoing.

          S&P: Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

          S&P FORMULA AMOUNT: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Trust whose original principal balance was 75% or greater of the Original Value thereof.

          SPECIAL HAZARD LOSS: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.10 and (b) any loss caused by or resulting from:

          (1)  normal wear and tear;

          (2) conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.10.

          SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $2,173,752.60 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Subordinate Certificates in accordance with Section 6.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-Off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the Outstanding Principal Balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the Outstanding Principal Balance of the Mortgage Loan which has the largest Outstanding Principal Balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Master Servicer and approved by each Rating Agency, which amount shall not be less than $500,000.

          SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing
(x) the aggregate Outstanding Principal Balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by (y) the Outstanding Principal Balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

          SPECIAL HAZARD TERMINATION DATE: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          STARTUP DAY: June 28, 1996.

          SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses and the Class PO Deferred Payment Writedown Amount in reduction of the Current Principal Amounts of the Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the first day of the month of such Distribution Date, less any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

          SUBORDINATE CERTIFICATES: Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

          SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

               (i) the Subordinate Percentage of the applicable Non-PO Percentage of Scheduled Principal due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

               (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all Voluntary Principal Prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

               (iii) the excess, if any, of the applicable Non-PO Percentage of
          (x) the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the sum of the amounts distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount on such Distribution Date;

               (iv) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(d) or 3.19; and

               (v) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Master Servicer with a Substitute Mortgage Loan pursuant to Section
          2.04 during the month of such Distribution Date and the Scheduled Principal Balance of such Substitute Mortgage Loan.

After the aggregate current Principal Amounts of the Subordinate Certificates have been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

          SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the applicable Senior Percentage.

          SUBORDINATE PREPAYMENT PERCENTAGE: On any Distribution Date, 100% minus the applicable Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Senior Certificates (other than the Class PO Certificates) have each been reduced to zero, the Subordinate Prepayment Percentage will equal 100%.

          SUB-SERVICER: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

          SUB-SERVICING AGREEMENT: The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

          SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to Section 2.04, in each case, in the opinion of the Master Servicer,
(i) which has an Outstanding Principal Balance not materially greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; and (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted. The opinion of the Master Servicer shall be evidenced by an Officer's Certificate delivered to the Trustee.

          TAX MATTERS PERSON: Bankers Trust Company of California, N.A., or any successor thereto or assignee thereof.

          TRUST FUND or TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in
Section 2.01(a).

          TRUSTEE: Bankers Trust Company of California, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

          TRUSTEE'S FEES: With respect to each Distribution Date, the amount to be paid to the Trustee calculated monthly on a Mortgage Loan by Mortgage Loan basis, equal to the sum of (i) with respect to each Mortgage Loan which has been prepaid in full during the related Prepayment Period, the product of (a) the amount of the Principal Prepayment, (b) 0.015% per annum and (c) a fraction, the numerator of which is the number of days elapsed from the Due Date in the month prior to the month of such Distribution Date to the date of Principal Prepayment and the denominator of which is 365, and (ii) with respect to all other Mortgage Loans, the product of (x) the Scheduled Principal Balance of such Mortgage Loan on the Due Date in the month prior to the month of such Distribution Date and
(y) one-twelfth of 0.015%.

          UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

          VOLUNTARY PRINCIPAL PREPAYMENT: With respect to any Distribution Date, any Principal Prepayment received from the related Mortgagor on a Mortgage Loan.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

          Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trustee without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-Off Date, but excluding any payments of principal and interest due on or prior to the Cut-Off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (excluding any income to the Master Servicer from Permitted Investments under Subsection 4.02(d)), (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or a Sub-Servicer in Protected Accounts (excluding any income to the Master Servicer or any Sub-Servicer from Permitted Investments under Subsection 4.01(a)), (iv) such assets relating to the Mortgage Loans as from time to time may be held by the Trustee in the Custody Account (excluding any income to the Master Servicer from Permitted Investments under Section 4.04(d)), (v) any Servicing Accounts (to the extent the mortgagee has a claim thereto and excluding any income to the Master Servicer or Sub-Servicer or interest payable to Mortgagors pursuant to applicable law), (vi) any REO Property, (vii) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (viii) the Seller Contract to the extent provided in Subsection 2.03(b), and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

          (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each Mortgage Loan, (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon, (iv) all intervening assignments of the Security Instrument, if any, to the extent available to the Seller with evidence of recording thereon, (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and
(vii) originals of all assumption and modification agreements, if any; PROVIDED, HOWEVER, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (w) in lieu of the original policy of title insurance, the Seller may deliver a binder or commitment therefor, or, in California, a preliminary title report, or, in Iowa, an attorney's certificate; (x) in lieu of the original Security Instrument or intervening assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by ICI Funding or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from ICI Funding to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the nine Mortgage Loans identified in the list delivered by the Master Servicer to the Trustee on the Closing Date, the Seller may deliver a lost note affidavit; and PROVIDED, FURTHER, HOWEVER, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) or such certified copies together with the original title insurance policy (or, if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance) if a title insurance binder or commitment or other assurance of title was originally deposited, to the Trustee promptly after they are received. The Master Servicer shall cause, at its expense, the Security Instrument and intervening assignments, if any, and the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date.

          Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01 and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within 5 days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit H. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclauses (b)(iv), (b)(v) and (b)(vii) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly notify ICI Funding. ICI Funding shall correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect and if ICI Funding fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, ICI Funding, will, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of ICI Funding to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, ICI Funding shall not be required to purchase such Mortgage Loan if ICI Funding delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

          (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and the Master Servicer, a Final Certification in the form annexed hereto as Exhibit I. In conducting such review, the Trustee will ascertain whether (i) an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office; and (ii) an original title insurance policy (or if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance) has been delivered whenever a title insurance binder or commitment or other assurance of title was originally deposited. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify ICI Funding. ICI Funding shall correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect and if ICI Funding is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, ICI Funding shall, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of ICI Funding to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, ICI Funding shall not be required to purchase such Mortgage Loan, if ICI Funding delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

          (c) In the event that a Mortgage Loan is purchased by ICI Funding in accordance with Subsections 2.02(a) or (b) above or Section 3.19, ICI Funding shall cause the Repurchase Price to be deposited in the Certificate Account and shall provide written notification of such deposit (which notification shall detail the components of the Repurchase Price), signed by a Servicing Officer, to the Trustee. Upon deposit of the Repurchase Price in the Certificate Account, the Trustee shall release to ICI Funding the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by ICI Funding as are necessary to vest in ICI Funding title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Certificate Account was received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. The obligation of ICI Funding to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

          Section 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER. (a) ICI Funding hereby represents and warrants to the Trustee as of the Closing Date that:

               (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary and throughout the term of this Agreement will remain a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or any state of reincorporation and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary (except, in the case of foreign corporation qualification both on the date hereof and in the future, where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Master Servicer's ability to enter into this Agreement or to perform its obligations hereunder), and has the corporate power and authority to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action;

               (iii) This Agreement, assuming due authorization, execution, and delivery by the other parties hereto, will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except only as such enforcement may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

               (iv) Its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not
          (A) violate its certificate of incorporation or bylaws (B) to its knowledge, violate any law or regulation, or any administrative or judicial decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

               (v) To its best knowledge, after reasonable investigation, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect its financial condition or operations or its performance hereunder;

               (vi) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement to be performed by it;

               (vii) The consummation of the transactions con- templated by this Agreement are in the ordinary course of its business;

               (viii) No litigation is pending or, to its best knowledge, threatened against it, which could be reasonably expected to materially and adversely affect its entering into this Agreement or performing its obligations under this Agreement or which would have a material adverse effect on its financial condition; and

               (ix) As to each Mortgage Loan, the Seller Contract is in full force and effect.

          (b) The Seller hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Seller Contract (but none of its obligations) insofar as such contract relates to the representations and warranties set forth in Exhibit C hereto regarding the Mortgage Loans (including the substitution and repurchase obligations of ICI Funding and the guaranty thereof of Imperial Credit Mortgage Holdings, Inc.); provided that the obligations of ICI Funding and Imperial Credit Mortgage Holdings, Inc. to substitute or repurchase a Mortgage Loan shall be the Trustee's and the Certificateholder's sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

          (c) [Intentionally omitted.]

          (d) If the Seller, ICI Funding, the Master Servicer or the Trustee discovers a breach of any of the representations and warranties set forth in Exhibit C or Section 7 of the Seller Contract, and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. ICI Funding within 60 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to Section 2.04, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; PROVIDED, HOWEVER, that if there is a breach of any representation set forth in Exhibit C and the Mortgage Loan or the related property acquired with respect thereto has been sold, then ICI Funding shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to ICI Funding to the extent not required by law to be paid to the borrower.) Any such purchase by ICI Funding shall be made by depositing an amount equal to the Repurchase Price in the Certificate Account and the Trustee, upon receipt of the Repurchase Price and of written notification of such deposit by a Servicing Officer (which notification shall detail the components of such Repurchase Price), shall release to ICI Funding the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by ICI Funding, without recourse, as are necessary to vest in ICI Funding title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Certificate Account was received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of ICI Funding to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

          Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.03, ICI Funding may, no later than the date by which such purchase by ICI Funding would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by an Officer's Certificate of ICI Funding that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; PROVIDED, HOWEVER, that substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify the Master Servicer in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, ICI Funding shall deposit in the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by ICI Funding of the Repurchase Price for the purchase of a Mortgage Loan by ICI Funding. After such notification to ICI Funding, and, if any such excess exists, upon receipt of such deposit and of written notification thereof signed by a Servicing Officer, the Trustee shall accept such Substitute Mortgage Loan, which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of ICI Funding. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of ICI Funding and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to ICI Funding the related Mortgage File related to any Mortgage Loan released pursuant to this Section
2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in ICI Funding title to and rights under any Mortgage Loan released pursuant to this
Section 2.04. ICI Funding shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in Exhibit C shall be deemed to have been made by ICI Funding with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agencies.


          Section 2.05. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants to the Seller and the Master Servicer, as of the Closing Date (and in the case of paragraphs (v) and (vi) below throughout the term of the Agreement), that:

               (i) The Trustee is a banking association duly organized, validly existing and in good standing under the laws of the United States of America with a principal place of business in Irvine, California;

               (ii) Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

               (iii) To the best of the Trustee's knowledge, after reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Association or ByLaws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of national banking associations. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

               (iv) This Agreement has been duly executed and delivered by the Trustee. This Agreement and the Certificates, when executed and delivered, will constitute the valid, legal and binding obligations of the Trustee, enforceable against the Trustee in accordance with their terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law; and

               (v) All funds received by the Trustee and required to be deposited in the Certificate Account and the Custody Account pursuant to this Agreement will be promptly so deposited.

          Section 2.06. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

          Section 2.07. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee and the Master Servicer as follows:

               (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

               (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

               (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

               (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

               (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

               (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

          Section 3.01. MASTER SERVICER TO ASSURE SERVICING. (a) The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan,
(iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Insurance Policy and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfers of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee, or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub- Servicer.

          (b) Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action inconsistent with the interest of the Trustee or the Certificateholders in the Mortgage Loans or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

          (c) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property.

          Section 3.02. SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUB-SERVICERS. (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Service hereunder. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder other than ICI Funding or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. With the consent of the Trustee, which consent shall not be unreasonably withheld, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 51% of the Fractional Undivided Interests. The parties hereto acknowledge that the initial Sub-Servicer shall be Imperial Credit Industries, Inc. and that as of July 1, 1996, the Sub-Servicer shall be Wendover Funding Inc.

          (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificate- holders, shall enforce the obligations of each Sub- Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          Section 3.03. SUCCESSOR SUB-SERVICERS. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement; PROVIDED, HOWEVER, that upon termination, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into an appropriate contract with a successor Sub-Servicer pursuant to which such successor Sub-Servicer will be bound by all relevant terms of the related Sub-Servicing Agreement pertaining to the servicing of such Mortgage Loan.

          Section 3.04. LIABILITY OF THE MASTER SERVICER. (a) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Sub-Servicing Agreements or by virtue of indemnification of the Master Servicer by any Sub-Servicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related Mortgage Loans. The Master Servicer shall, however, be entitled to enter into indemnification agreements with any Sub-Servicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Sub-Servicer received such payment; PROVIDED, HOWEVER, that this sentence shall not apply to the Trustee acting as the Master Servicer; PROVIDED, FURTHER, HOWEVER, that the foregoing provision shall not affect the obligation of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

          (b) Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.05.

          Section 3.05. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY TRUSTEE. (a) If the Trustee or its designee shall assume the master servicing obligations of the Master Servicer in accordance with Section 8.02, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of
Section 8.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub- Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements.

          (b) In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 8.02, upon the reasonable request of the Trustee or such designee as successor master servicer, the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

          Section 3.06. COLLECTION OF MORTGAGE LOAN PAYMENTS. (a) The Master Servicer will coordinate and monitor remittances by Sub- Servicers to the Trustee with respect to the Mortgage Loans in accordance with this Agreement.

          (b) The Master Servicer shall make its reasonable best efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance or shall cause the related Sub-Servicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; PROVIDED, HOWEVER, that the obligation of the Master Servicer to make a Monthly Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

          (c) Within five Business Days after the Master Servicer has determined that all amounts which it expects to recover from or on account of a Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination.

          Section 3.07. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS. (a) The Master Servicer shall establish and maintain or cause the Sub-Servicers to establish and maintain, in addition to the Protected Accounts, one or more Servicing Accounts. The Master Servicer or a Sub-Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

          (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Master Servicer or a Sub-Servicer as Trustee of Taxes and Insurance Custodial Account for borrowers and for ICI Funding (and its successors and assigns) acting on its own behalf and for ICI Funding as agent for holders of various pass-through securities and other interests in mortgage loans sold by it; and agent for various mortgagors, as their interests may appear or under such other designation as may be permitted by a Sub-Servicing Agreement. The amount at any time credited to a Servicing Account must be fully insured by the FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or
(ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Master Servicer or a Sub-Servicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. The Master Servicer may, or may permit a Sub-Servicer to, establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts are Rating Agency Eligible Accounts. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer or a Sub- Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement in accordance with Section 10.01.

          Section 3.08. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee and the Seller access to the documentation regarding the related Mortgage Loans and REO Property and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer, the Sub-Servicers or the Trustee that are designated by these entities; PROVIDED, HOWEVER, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor PROVIDED, FURTHER, HOWEVER, that the Trustee and the Seller shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

          Section 3.09. MAINTENANCE OF PRIMARY INSURANCE POLICIES; COLLECTION THEREUNDER. The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each conventional Mortgage Loan as to which as of the Cut-Off Date such a Primary Insurance Policy was in effect (or, in the case of a Substitute Mortgage Loan, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Original Value in an amount at least equal to the excess of such original principal amount over 75% of such Original Value until the principal amount of any such Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal amount of such Mortgage Loan represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Insurance Policy another substantially equivalent policy issued by another Qualified Insurer; PROVIDED THAT such substitution is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

          Section 3.10. MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE.
(a) The Master Servicer shall maintain and keep, or cause each Sub-Servicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause; PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost.

          (b) Any amounts collected by the Master Servicer or a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's or a Sub-Servicer's normal servicing procedures, the terms of the Mortgage Note, the Security Instrument or applicable law) shall be deposited initially in a Protected Account, for transmittal to the Certificate Account or Custody Account, subject to withdrawal pursuant to Section 4.03.

          (c) Any cost incurred by a Master Servicer or a Sub-Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer or a Sub-Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Master Servicer from the Repurchase Price, to the extent permitted by Section 4.03.

          (d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan, the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer shall use its best reasonable efforts to cause with respect to the Mortgage Loans and each REO Property, flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

          (e) If insurance has not been maintained complying with Subsections 3.10(a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay, or cause the related Sub-Servicer to pay, for any necessary repairs.

          (f) The Master Servicer shall present, or cause the related Sub-Servicer to present, claims under the related hazard insurance or flood insurance policy.

          (g) The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and shall cause each Sub-Servicer to obtain and maintain an errors and omissions insurance policy covering such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer acceptable to FNMA or FHLMC to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be remitted to the Certificate Account to the extent that such amounts have not previously been paid to such account.

          Section 3.11. DUE-ON-SALE CLAUSES; ASSUMPTION Agreements. (a) In any case in which the Master Servicer is notified by any Mortgagor or Sub-Servicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce, or shall instruct such Sub-Servicer to enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law unless the Master Servicer reasonably believes such enforcement is likely to result in legal action by the Mortgagor. The Master Servicer or the related Sub-Servicer may repurchase a Mortgage Loan at the Repurchase Price when the Master Servicer requires acceleration of the Mortgage Loan, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Master Servicer is authorized, and may authorize any Sub-Servicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related Mortgage Loan shall continue to be covered (if so covered before the Master Servicer or the related Sub-Servicer enters into such agreement) by any Primary Insurance Policy. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause each of REMIC I and REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by a REMIC Opinion. Any fee or additional interest collected by the Master Servicer or Sub-Servicer for consenting to any such conveyance or entering into any such assumption agreement may be retained by the Master Servicer or the related Sub-Servicer as additional servicing compensation.

          (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Master Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable Insurance Policy, or, in the Master Servicer's judgment, be reasonably, likely to result in legal action by the Mortgagor.

          Section 3.12. REALIZATION UPON DEFAULTED MORTGAGE Loans. (a) The Master Servicer shall, or shall direct the related Sub-Servicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06 except that the Master Servicer shall not, and shall not direct the related Sub-Servicer to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste thereon and the Master Servicer determines it would be imprudent to do so or not in accordance with appropriate servicing standards. The Master Servicer can conclusively rely on results of third party inspections from parties it reasonably believes are qualified to conduct such inspections. In connection with such foreclosure or other conversion, the Master Servicer in conjunction with the related Sub-Servicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.12(b). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account pursuant to Section 4.03) or through Insurance Proceeds (respecting which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation), and in respect of the Master Servicer only, to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under Section 4.03. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Insurance Proceeds.

          (b) The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Trust Fund within two years after its acquisition by the Trust Fund unless the Trustee shall have received a REMIC Opinion with respect to such longer retention or the Master Servicer applies for and receives an extension of the two-year period under Section 856(e)(3) of the Code, in which case such two year period will be extended by the period set forth in such REMIC Opinion or approved application, as the case may be. The Trustee shall have no obligation to pay for such REMIC Opinion.

          (c) Notwithstanding anything to the contrary contained herein, the Master Servicer shall have the right, at its sole option, to enter into an agreement substantially in the form of Exhibit G hereto with a Holder of the Class B-6 Certificates (provided that such form may be revised to incorporate an option on the part of such Person to purchase a defaulted Mortgage Loan at the end of the six-month period referred to in Subsection 2.02(f) thereof). It is understood that the right of the Master Servicer to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be required of it pursuant to the provisions of such agreement. The Master Servicer agrees to provide the Trustee with such information as may be necessary, or as the Trustee may reasonably request, for the Trustee to perform such obligations.

          Section 3.13. TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES. (a) Upon payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification signed by a Servicing Officer in the Form of Exhibit D (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited in the appropriate subaccount thereof) and shall request delivery to the Master Servicer or Sub-Servicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer or Sub-Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

          (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or Sub-Servicer, as the case may be.

          (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.13(b) to be returned to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer, the related Insurer or Sub-Servicer to whom such file or document was delivered shall retain such file or document in its respective control unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account.

          (d) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.14. SERVICING AND MASTER SERVICING COMPENSATION. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee from full payments of accrued interest on each Mortgage Loan.

          (b) The Master Servicer may retain additional servicing compensation in the form of prepayment charges, if any, assumption fees, tax service fees, fees for statement of account or payoff, late payment charges, interest on amounts deposited in any Accounts or Permitted Investments of such amounts, or otherwise. The Master Servicer is also entitled to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under Subsection 4.03(a)(xii). The Master Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement, including fees and expenses to Sub-Servicers, and shall not be entitled to reimbursement except as provided in this Agreement. Expenses to be paid by the Master Servicer under this Subsection 3.14(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.16.

          Section 3.15. ANNUAL STATEMENT OF COMPLIANCE. Within 120 days after December 31 of each year, commencing December 1996, the Master Servicer at its own expense, shall deliver to the Trustee, with a copy to the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer during the Sub-Servicer's most recently ended fiscal year on or prior to such December 31 and its performance under its Sub-Servicing Agreement has been made under such Officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

          Section 3.16. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.
(a) Within 120 days after December 31 of each year, commencing December, 1996, the Master Servicer, at its expense, shall cause a firm of Independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee and the Rating Agencies to the effect that, in connection with the firm's examination of the Master Servicer's financial statements as of the end of such fiscal year, nothing came to their attention that indicated that the Master Servicer was not in compliance with Sections 3.07, 3.15, 4.01, 4.02, 4.03 and 4.04 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

          (b) Within 120 days after December 31 of each year, commencing December 1996, the Master Servicer, at its expense, shall furnish to the Trustee the most recently available letter or letters from one or more firms of Independent certified public accountants who are members of the American Institute of Certified Public Accountants reporting the results of such firm's examination of the servicing procedures of any Sub-Servicer and any Master Servicer (other than ICI Funding or the Trustee) in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers.

          Section 3.17. REMIC-RELATED COVENANTS. For as long as REMIC I and REMIC II shall exist, the Master Servicer and the Trustee shall act in accordance herewith to assure continuing treatment of REMIC I and REMIC II as REMICs, and the Trustee shall comply with any directions of the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any Permitted Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to Section 2.04, accept any contribution to REMIC I or REMIC II after the Startup Day without receipt of a REMIC Opinion.

          Section 3.18. ADDITIONAL INFORMATION. The Master Servicer agrees to furnish the Seller from time to time upon reasonable request, such further information, reports and financial statements as the Seller deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

          Section 3.19. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. The Master Servicer shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Repurchase Price therefor. Any such purchase shall be accomplished as provided in Subsection 2.02(c) hereof.

                                   ARTICLE IV

                                    Accounts

          Section 4.01. PROTECTED ACCOUNTS. (a) The Master Servicer shall require each Sub-Servicer to establish and maintain a Protected Account complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 24 hours of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Sub-Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Sub-Servicer's own funds (less servicing compensation as permitted by Subsection 3.14(a)) and all other amounts to be deposited in the Protected Accounts. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Accounts for purposes required or permitted by this Agreement. All Protected Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution. The amount at any time credited to a Protected Account shall be fully insured by the FDIC or, to the extent that such balance exceeds the lesser of $100,000 or the limits of such insurance, such excess must be transferred to the appropriate subaccount of the Certificate Account or the related Custody Account or invested in Permitted Investments.

          Amounts on deposit in a Protected Account may be invested in Permitted Investments, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Custody Account or Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer or the related Sub-Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Sub-Servicer. The Master Servicer shall cause the related Sub-Servicer to deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. The Master Servicer may, and the Master Servicer may permit the related Sub-Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Protected Accounts) or to establish Protected Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Protected Accounts are Rating Agency Eligible Accounts.

          (b) On or before each Funds Transfer Date, the Master Servicer shall withdraw or shall cause (by written direction to the Trustee if such withdrawal is from a Custody Account) to be withdrawn from the Protected Accounts or the Custody Account and shall immediately deposit or cause to be deposited in the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-Off Date):

               (i) Scheduled Payments on the Mortgage Loans received or advanced by the Master Servicer or Sub-Servicers which were due on or before the related Due Date, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

               (ii) Full Principal Prepayments and any Liquidation Proceeds received by the Master Servicer or Sub-Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

               (iii) Partial prepayments of principal received by the Master Servicer or Sub-Servicers for such Mortgage Loans in the related Prepayment Period; and

               (iv) Any amount to be used as a Certificate Account Advance.

          (c) Withdrawals may be made from a Protected Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c), or Section 4.04; to reimburse the Master Servicer or a Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.

          (d) The Master Servicer shall deliver to the Trustee on or prior to the Determination Date in each month a statement from the institution at which each Protected Account is maintained showing deposits and withdrawals during the prior month.

          Section 4.02. CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated non-interest bearing trust account or accounts. The Trustee will deposit in the Certificate Account as received the following amounts:

               (i) Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b) or the Custody Account pursuant to Section 4.04;

               (ii) Any Monthly Advance and any Compensating Interest Payments;

               (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or the Custody Account;

               (iv) The Repurchase Price with respect to any Mortgage Loans purchased by ICI Funding pursuant to Sections 2.02 or 2.03 or by the Master Servicer pursuant to Section 3.19, any amounts which are to be treated pursuant to Section 2.04 as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Master Servicer or its designee pursuant to Section 10.01;

               (v) Any amounts required to be deposited with respect to losses on Permitted Investments pursuant to Subsection 4.02(d) or Section 4.04(d) below; and

               (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement.

          (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges need not be credited by the Master Servicer or the related Sub-Servicer to the Certificate Account and may be retained by the Master Servicer or the related Sub-Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

          (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust, and the Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Master Servicer). The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby,
(ii) at the written direction of the Master Servicer invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in such Permitted Investments to be held by the Trustee as the Master Servicer may direct (such direction to be confirmed in writing) and in the absence of such direction, the Trustee shall invest funds in the Certificate Account in Permitted Investments described in clause (viii) of the definition thereof, or
(iii) from the maturity of any Permitted Investment on the Business Day prior to a Distribution Date through the distribution of such funds on such Distribution Date or at such other time and in such amount as, in the judgment of the Master Servicer, cannot reasonably be invested in accordance with items (i) or (ii) of this sentence, held by the Trustee in such Certificate Account. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. With respect to the Certificate Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

          (d) The income earned from Permitted Investments made pursuant to this
Section 4.02 shall be paid to the Master Servicer, as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The amount of any such loss shall be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

          Section 4.03. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes:

               (i) [intentionally omitted];

               (ii) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance of its own funds or any advance of such Sub-Servicer's own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

               (iii) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Sub-Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

               (iv) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; PROVIDED THAT the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xii) of this Subsection 4.03(a) to the Master Servicer; and
          (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

               (v) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan, after any reimbursement to the Master Servicer or any Sub-Servicer, pursuant to subclauses (ii), (iii), (iv) and (vii) of this Subsection 4.03(a), exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate less the Master Servicing Fee Rate to but not including the date of payment;

               (vi) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of the portion of the Master Servicing Fee which the Master Servicer is entitled to retain as evidenced in writing to the Trustee by the Master Servicer, as appropriate, from the Repurchase Price for any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation, but only to the extent that the Repurchase Price with respect to such Mortgage Loan after any reimbursement to the related Master Servicer and Sub- Servicer pursuant to subclauses (ii) and (vii) of this Subsection 4.03(a) exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate less the Master Servicing Fee Rate through the last day of the month of repurchase;

               (vii) to reimburse the Master Servicer or any Sub- Servicer for advances of funds pursuant to Sections 3.07, 3.09 and 3.10, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

               (viii) to pay the Master Servicer or any Sub-Servicer, as the case may be, with respect to each Mortgage Loan that has been purchased pursuant to Section 2.02, 2.03, 2.04, 3.19 or 10.01, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

               (ix) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (ii) and (vii);

               (x) to pay the Master Servicer and any Sub-Servicer servicing compensation as set forth in Section 3.14;

               (xi) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Subsection 7.04(d);

               (xii) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

               (xiii) to clear and terminate the Certificate Account pursuant to
          Section 10.01; and

               (xiv) to remove amounts deposited in error.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (i) through
(vii), inclusive, and (ix).

          (b) On each Distribution Date, the Trustee shall make the following payments in the priority set forth from the funds in the Certificate Account:

               (i) First, the Trustee's Fees shall be paid to the Trustee; and

               (ii) Second, the amount distributable to the Holders of the Certificates shall be payable in accordance with Section 6.01.

          (c) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Sub-Servicers to deduct from amounts received by them or from the related Protected Account, prior to deposit in the Certificate Account or the Custody Account, any portion to which such Sub-Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Sub-Servicers.

          Section 4.04 CUSTODY ACCOUNT. (a) The Trustee shall establish and maintain for the benefit of the Certificateholders the Custody Account as a segregated non-interest bearing trust account in the corporate trust department of a Designated Depository Institution. The Custody Account shall constitute a trust account of the Trust Fund segregated on the books of the Designated Depository Institution and held by the Designated Depository Institution in trust, and such Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Designated Depository Institution, the Trustee, the Master Servicer, any Sub-Servicer (whether made directly, or indirectly through a liquidator or receiver of the Designated Depository Institution, the Trustee, any Master Servicer, or any Sub-Servicer). With respect to the Custody Account maintained with the Trustee and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificate-holders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations. The Custody Account shall be an outside reserve fund of REMIC II and shall not constitute a part of REMIC II (or REMIC
I). The Trustee shall be the legal owner of the portion of the Funds held in the Custody Account for the benefit of the Certificateholders and for all Federal income tax purposes, ICI Funding shall be the owner of the Custody Account. For all Federal tax purposes, amounts, if any, transferred by REMIC II to the Custody Account shall be treated as amounts distributed by REMIC II to ICI Funding.

          (b) Within one Business Day after receipt, the Master Servicer shall withdraw or shall cause to be withdrawn from each Protected Account and shall immediately deposit or cause to be deposited in the Custody Account all amounts in the Protected Account not otherwise invested in Permitted Investments pursuant to Section 4.01 and exceeding the lesser of $100,000 or the FDIC insurance limit (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-Off Date).

          (c) Withdrawals may be made from the Custody Account only to make remittances as provided in Sections 4.01(b) or 4.04(d); to reimburse the Master Servicer or any Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.

          (d) Funds in the Custody Account may be invested at the direction of the Master Servicer (such direction to be confirmed promptly in writing) in Permitted Investments held in trust for the benefit of the Certificateholders and in the absence of such directions, funds in the Custody Account shall be invested in Permitted Investments described in clause (viii) of the definition thereof. Such Permitted Investments must mature, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Certificate Account pursuant to Section 4.01(b) and shall be held in such Account until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.04 shall be paid to the Master Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The amount of any such loss shall be deposited by the Master Servicer in the Custody Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                                    ARTICLE V

                                  Certificates

          Section 5.01. CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of June 28, 1996 (the "Depository Agreement"). Except for the Physical Certificates, the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

          All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

          (c) REMIC II will be evidenced by (x) the REMIC II Regular Certificates, which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-2 Certificates, which are hereby designated as the single "residual interest" in REMIC II. Except as discussed below, principal and interest shall be paid on the REMIC II Regular Certificates in the same order and priority as payments are to be made on the Corresponding Classes of Certificates (disregarding the Class X Certificates). The REMIC II Regular Certificates and the Class R-2 Certificates will have the following designations and pass-through rates, and distributions of principal and interest thereon shall be allocated to the Corresponding Class of Certificates in the following manner:

                                                                                        Corresponding Class of
                                                                                           CERTIFICATES (1)

                                                                                   Allocation             Allocation
REMIC II                   Initial                     Pass-Through                    of                    of
CERTIFICATES               BALANCE                        RATE                     PRINCIPAL               INTEREST

II-A-1                     $45,532,000                 (2)                         A-1                    A-1 (5)
II-A-2                     $28,467,000                 (2)                         A-2                    A-2 (5)
II-A-3                     $24,371,000                 (2)                         A-3                    A-3 (5)
II-A-4                     $18,604,000                 (2)                         A-4                    A-4 (5)
II-A-5                     $17,089,000                 (2)                         A-5                    A-5 (5)
II-A-6                     $ 6,502,000                 (2)                         A-6                    A-6 (5)
II-A-7                     $12,175,000                 (2)                         A-7                    A-7 (5)
II-A-8                     $17,149,000                 (2)                         A-8                    A-8 (5)
II-A-9                     $ 9,256,000                 (2)                         A-9                    A-9 (5)
II-A-10                    $16,000,346                 (2)                         A-10                   A-10(5)
II-A-11                    $ 2,500,000                 (2)                         A-11                   A-11(5)
II-PO                      $   165,945                 (3)                         PO                     N/A
II-B-1                     $ 7,068,134                 (2)                         B-1                    B-1 (5)
II-B-2                     $ 4,890,943                 (2)                         B-2                    B-2 (5)
II-B-3                     $ 2,717,190                 (2)                         B-3                    B-3 (5)
II-B-4                     $ 1,412,939                 (2)                         B-4                    B-4 (5)
II-B-5                     $   978,188                 (2)                         B-5                    B-5 (5)
II-B-6                     $ 1,956,379.87              (2)                         B-6                    B-6 (5)
II-R-1                     $       100                 (2)                         R-1                    R-1 (5)
R-2                        $       100                 (4)                         N/A                    N/A (6)

- -----------------
(1) Except as otherwise indicated, the amount of principal and interest allocable from a REMIC II Certificate to its Corresponding Class of Certificates on any Distribution Date shall be 100%. Principal payments will be made on the Class R-2 Certificate pro-rata with principal payments on the Class II-R-1
         Certificate.

(2) The pass-through rate on these REMIC II Certificates for any Distribution Date shall equal the rate computed by dividing (i) the sum of the amounts computed for each Mortgage Loan determined by multiplying the principal balance of each Mortgage Loan by the Net Rate of the Mortgage Loan, by (ii) the sum of the amounts computed for each Mortgage Loan determined by multiplying the Non-PO Percentage with respect to each Mortgage Loan by the principal balance of the Mortgage Loan.

(3) The Class II-PO Certificate will be a principal only Certificate and will not bear interest.

(4) The Pass-Through Rate on the Class R-2 Certificates shall equal the weighted average of the Net Rates of the Mortgage Loans.

(5) Interest in excess of the Pass-Through Rate for this Class shall be allocated to the Class X Certificates as a Separate Component.

(6) On each Distribution Date, Available Funds, if any, remaining in REMIC II after payment of interest and principal, as designated above, will be distributed to the Class R-2 Certificate.

          (d) The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

                  Initial Principal          Pass-Through
DESIGNATION            AMOUNT                    RATE

A-1                   $  45,532,000            6.82%
A-2                   $  28,467,000            7.24%
A-3                   $  24,371,000            7.39%
A-4                   $  18,604,000            7.55%
A-5                   $  17,089,000            7.75%
A-6                   $   6,502,000            7.75%
A-7                   $  12,175,000            7.75%
A-8                   $  17,149,000            7.75%
A-9                   $   9,256,000            7.75%
A-10                  $  16,000,346            7.75%
A-11                  $   2,500,000            7.75%
PO                    $     165,945             (1)
X                     $ 217,375,265*            (2)
B-1                   $   7,068,134            7.75%
B-2                   $   4,890,943            7.75%
B-3                   $   2,717,190            7.75%
B-4                   $   1,412,939            7.75%
B-5                   $     978,188            7.75%
B-6                   $   1,956,379.87         7.75%
R-1                   $         100            7.75%


* Original Notional Amount

(1) The Class PO Certificates are principal only Certificates and will not bear interest.

(2) The Class X Certificates will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the excess of
         (a) the weighted average of the Net Rates of the Mortgage Loans (weighted on the basis of the Scheduled Principal Balances thereof) over (b) the weighted average of the Pass-Through Rates of all the Certificates (other than the Class X Certificates).

          (e) With respect to each Distribution Date, each Class of Certificates (other than the Class PO Certificates) shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount or Notional Amount, as the case may be, of such Class applicable to such Distribution Date.

          (f) The Certificates shall be substantially in the forms set forth in Exhibit A-1 and A-2. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as Defini- tive Certificates.

          (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. Each Class of Global Certificates shall be issued in fully registered form in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) one or more Global Certificates of each Class and/or (ii) Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Class X, Class B-4, Class B-5 and Class B-6 Certificates will be issued in certificated fully-registered form in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount (or Notional Amount in the case of the Class X Certificates) of such Class on the Closing Date. The Class R-1 and Class R-2 Certificates shall be issued in certificated fully-registered form in the denomination of $100 each. The Trustee shall sign them by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by authorized signatories, who shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

          (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

          (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

          (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

          (k) The Trustee shall cause each REMIC to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

          (l) The Assumed Final Distribution Date for each Class of Certificates and REMIC II Certificates is June 25, 2027.

          Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall maintain at an office or agency a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

          (b) Subject to Subsection 5.01(a) and, in the case of each Class of Global Certificates or Physical Certificates upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

          (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

               (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate.

               (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter, provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and
          (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

          (d) Subject to Subsection 5.02(h), so long as the Global Certificate of such Class remains outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Class of Global Certificates, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

               (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

               (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate of such Class or Certificates, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

               (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate.

               (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class.

          (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate of a Class or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate remains outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

               (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

               (ii) A holder of an Individual Certificate of a Class may exchange such Certificate for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Registrar a Rule 144A Certificate.

               (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

          (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

               (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

          (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

          (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination or any integral multiple of $1 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

          (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least $25,000 with respect to the Certificates other than the Residual Certificates, which shall be at least $100 or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

          (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

          (m) The following legend shall be placed on each Class X Certificate, whether upon original issuance or upon issuance of any other Class X Certificate, in exchange therefor or upon transfer thereof:

               This Certificate may not be transferred to "Benefit Plan Investors" as such term is defined in 29 C.F.R. ss. 2510.3-101 unless the transferee provides a Benefit Plan Opinion to the Trustee; provided that this Certificate may be transferred to a Benefit Plan Investor without delivery of a Benefit Plan Opinion if this Certificate is made available for purchase in the secondary market through an underwriting or sale or placement by an entity which has been granted an underwriter's prohibited transaction exemption similar to PTE 90-30 or PTE 90-24.

          (n) The following legend shall be placed on each Class A-11, Class B-1, Class B-2 and Class B-3 Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

               This Certificate may not be transferred to "Benefit Plan Investors" as such term is defined in 29 C.F.R. ss. 2510.3-101 unless the transferee provides a Benefit Plan Opinion to the Trustee.

          (o) Subject to the matters set forth in Section 5.02, (j), (k) and
(m), the Class X Certificates may be transferred without provision of any additional documents to the Trustee.

          Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

          (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee and any agent of the Seller, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.01 and for all other purposes whatsoever. Neither the Seller, the Master Servicer, the Trustee nor any agent of the Seller, the Master Servicer or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

          Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 5.05(b)) (and, unless the Tax Matters Person consents to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

          (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of the Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person and the Trustee an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is not any of (A) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation all of whose activities are subject to tax under Chapter 1 of Subtitle A of the Code and (except in the case of FHLMC) a majority of whose board of directors is not selected by the United States, or any state or political subdivision thereof), (B) any organization that is exempt from any tax imposed by Chapter 1 of Subtitle A of the Code, other than (x) a tax-exempt farmers' cooperative within the meaning of Section 521 of the Code or
(y) an organization that is subject to the tax imposed by section 511 of the Code on "unrelated business taxable income" or (C) a corporation operating on a cooperative basis that is engaged in furnishing electric energy or providing telephone service to persons in rural areas (within the meaning of Section 1381(a)(2)(C) of the Code) (any Person described in (A), (B), or (C) being referred to herein as a "Disqualified Organization") and that (ii) such transferee is not acquiring such Residual Certificate for the account of a Disqualified Organization. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. The Trustee and the Tax Matters Person shall be under no liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person and the Trustee had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to a Disqualified Organization and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause the REMIC Assets to fail to qualify as a REMIC.

          (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

          Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES.
(a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a Qualified Institutional Buyer, in the form set forth as Exhibit F-2 hereto. In the case of a proposed transfer of a Private Certificate to a transferee other than a Qualified Institutional Buyer, the Trustee shall require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

          (b) Each Class B-4, Class B-5 and Class B-6 Certificate shall bear a Securities Legend.

          Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), No Class X, Class A-11 or Class B Certificates may be acquired by, or transferred to, an entity which is acquiring such Certificates directly or indirectly for or on behalf of, a "benefit plan investor" described in or subject to 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations") ("Benefit Plan Investor") unless the proposed transferee provides a Benefit Plan Opinion to the Trustee. A "Benefit Plan Opinion" is an Opinion of Counsel (upon which the Trustee is authorized to rely) to the effect that neither the proposed transfer and/or holding of a Certificate nor the servicing, management and operation of the Trust (X) will result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or will be covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (Y) either: (i) will cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) will give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee. A Benefit Plan Opinion shall not be an expense of the Trustee or the Master Servicer.

          (b) In the event that the Class X Certificates are made available for purchase in the secondary market through an underwriting or sale or placement by an entity which has been granted an underwriter's prohibited transaction exemption similar to PTE 90-30 and PTE 90-24, no Benefit Plan Opinion shall be required for the Class X Certificates to be acquired by, or transferred to, an entity which is acquiring such Certificates directly or indirectly for or on behalf of, a Benefit Plan Investor.

          (c) Any Person acquiring a Book-Entry Certificate or a Global Certificate which represents one of the Classes referred to in Section 5.07(a), by acquisition of such Certificate, shall be deemed to have represented to the Trustee that such Person is not a Benefit Plan Investor nor a trustee, fiduciary or other party acting on behalf of any Benefit Plan Investor.

          Section 5.08. RULE 144A INFORMATION. For so long as any Subordinate Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Master Servicer will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Master Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                   ARTICLE VI

                         Payments to Certificateholders

          Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES.
          (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and distribute them in the following order of priority:

               (i) to each Class of interest-bearing Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, any Net Interest Shortfall and the interest portion of Realized Losses allocable to the interest-bearing Senior Certificates being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon, except that after the Cross-Over Date the Class A-11 Certificates will bear the Interest Portion of any Realized Losses (other than Excess Losses) otherwise allocable to the Class A-7, Class A-8 and Class A-9 Certificates;

               (ii) to each Class of interest-bearing Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class on such Distribution Date (no interest shall be paid on such undistributed amounts);

               (iii) to the Senior Certificates (other than the Class X Certificates) in reduction of the Current Principal Amounts thereof;

                    (a) the Senior Optimal Principal Amount, in the following
               order of priority;

                         (x) concurrently to the Class A-10 and Class A-11
               Certificates, pro rata, based upon their Current Principal Amounts up to the Class A-10/Class A-11 Optimal Principal Amount for such Distribution Date, until the Current Principal Amounts thereof have been reduced to zero; and

                         (y) concurrently, to the Class R-1 and R-2
               Certificates, pro rata, based upon their current Principal Amounts, and then sequentially to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A- 7, Class A-8 and Class A-9 Certificates, in that order, until the respective Current Principal Amounts thereof have been reduced to zero;

          (b) the Class PO Principal Distribution Amount for such Distribution Date, to the Class PO Certificates, until the Current Principal Amount thereof has been reduced to zero;

               (iv) the Class PO Deferred Amount for such Distribution Date to the Class PO Certificates; provided, that (a) on any Distribution Date, distributions pursuant to this clause (iv), shall not exceed the excess, if any, of (x) the Available Funds remaining after giving effect to distributions pursuant to clauses (i) through (iii) above over (y) the amount of Accrued Certificate Interest for such Distribution Date and Accrued Certificate Interest remaining undistributed from previous Distribution Dates on all Classes of Subordinate Certificates then outstanding, (b) such distributions shall not reduce the Current Principal Amount of the Class PO Certificates and (c) no distribution will be made in respect of the Class PO Deferred Amount after the Cross-Over Date;

               (v) to the Class B-1 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

               (vi) to the Class B-2 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

               (vii) to the Class B-3 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

               (viii) to the Class B-4 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

               (ix) to the Class B-5 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date; and

               (x) to the Class B-6 Certificates, to the extent of remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date;

          If, on any Distribution Date, after distributions have been made pursuant to clauses (i) and (ii) above on any Distribution Date, remaining Available Funds are less than the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date, such amounts shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates (other than the Class X Certificates) in accordance with clauses (iii)(a) and (iii)(b) above on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the Class PO Shortfall for such Distribution Date.

          (b) On each Distribution Date, Available Funds, if any, remaining in REMIC-I after payment of interest and principal, as described above, will be distributed to the Class R-1 Certificates.

          (c) If on any Distribution Date the Current Principal Amounts of the Subordinate Certificates have each been reduced to zero, the amount distributable as principal to the Senior Certificates (other than the Class PO and Class X) for such Distribution Date and each succeeding Distribution Date shall be allocated among the Classes of Senior Certificates, pro rata, on the basis of their respective Current Principal Amounts immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Subsection 6.01(a); except that the Class A-11 Certificates will bear any Realized Losses (other than Excess Losses) otherwise allocable to the Class A-7, Class A-8 and Class A-9 Certificates.

          (d) On each Distribution Date, the funds available for distribution shall be applied to distributions on the REMIC II Regular Interests in an amount sufficient to make the distributions on the respective Corresponding Classes of Certificates on such Payment Date in accordance with the provisions of subsection (a) of this Section 6.01.

          (e) No Accrued Certificate Interest will be payable with respect to any class of Certificates after the Distribution Date on which the outstanding principal balance (or Notional Amount) of such Certificate has been reduced to zero.

          Section 6.02. [Reserved]

          Section 6.03. ALLOCATION OF LOSSES. (a) On or prior to each Reporting Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

          (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Special Hazard Loss, Excess Fraud Loss and Excess Bankruptcy Loss) shall be allocated as follows:

               (i) the applicable PO Percentage of any such Realized Loss shall be allocated to the Class PO Certificates; and

               (ii) the applicable Non-PO Percentage of any such Realized Loss shall be allocated as follows:

               first, to the Class B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

               second, to the Class B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

               third, to the Class B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fourth, to the Class B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fifth, to the Class B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

               sixth, to the Class B-1 Certificates until the Current Principal Amount thereof has been reduced to zero; and

               seventh, to the Classes of Senior Certificates, pro rata, in accordance with their Current Principal Amounts; except that the Class A-11 Certificates will bear any Realized Losses otherwise allocable to the Class A-7, Class A-8 and Class A-9 Certificates.

          (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than those attributable to Debt Service Reductions) shall be allocated as follows:

               (i) the applicable PO Percentage of any such Excess Loss shall be allocated to the Class PO Certificates; and

               (ii) the applicable Non-PO Percentage of any such Excess Loss shall be allocated among all Classes of Certificates (other than the Class PO and Class X Certificates), pro rata, based on the respective Current Principal Amounts thereof.

          (d) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

          (e) Any Realized Losses allocated to a Class of Certificates pursuant to Subsections 6.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses pursuant to this Subsection 6.03(e) shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date in accordance with Subsection 6.03(f).

          (f) Realized Losses allocated in accordance with this Section 6.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of the Class PO Deferred Amount.

          (g) On each Distribution Date, the Master Servicer shall determine the Subordinate Certificate Writedown Amount, if any. Any such Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of
(i) if prior to the Cross-Over Date, the Subordinate Certificates in the reverse order of their numerical Class designations and (ii) after the Cross-Over Date, the Senior Certificates pro rata based in their respective Current Principal Amounts, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

          (h) On each Distribution Date, on or prior to the CrossOver Date, the Master Servicer shall determine the Class PO Deferred Payment Amount Writedown Amount, if any. Any such Class PO Deferred Payment Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of the Subordinate Certificates in the reverse order of their numerical Class designations.

          The interest portion of any Realized Losses occurring prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Subordinate Certificates in right of distribution, such Realized Losses on the Mortgage Loans will be borne first by the Subordinate Certificates in inverse order of their numerical Class designations.

          Section 6.04. [Reserved]

          Section 6.05. PAYMENTS. (a) No later than the Determination Date, the Master Servicer shall provide to the Trustee any information with respect to the Mortgage Loans required to enable the Trustee to make, or cause its agent to make, distributions on the Certificates and prepare reports to Certificateholders.

          (b) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate such amounts based upon the information provided by the Master Servicer pursuant to Subsection 6.05(a).

          (c) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount and/or Notional Amount of not less than $1,000,000 by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

          Section 6.06. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall forward by first-class mail to each Certificateholder, with a copy to the Seller, the Master Servicer and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses (i) through (vi) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000, or, in the case of the Class X Certificates, a Notional Amount of $1,000, or, in the case of the Class R Certificates, an initial Current Principal Amount of $100:

               (i) the Current Principal Amount (or Notional Amount in the case of the Class X Certificates) of each Class of Certificates immediately prior to such Distribution Date;

               (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

               (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class of Certificates (other than the Class PO Certificates) during the related Interest Accrual Period;

               (iv) the Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates (other than the Class PO Certificates);

               (v) the amount of the distribution allocable to interest on each Class of Certificates (other than the Class PO Certificates);

               (vi) the Class X Pass-Through Rate with respect to such Distribution Date;

               (vii) the Current Principal Amount and/or Notional Amount of each applicable Class of Certificates after such Distribution Date and the Class PO Deferred Amount;

               (viii) the amount of any Monthly Advances and Compensating Interest Payments by the Master Servicer included in such distribution;

               (ix) the amount of any Realized Losses (listed separately for each category of Realized Loss) during the related Prepayment Period and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

               (x) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of Net Liquidation Proceeds);

               (xi) the number of Mortgage Loans (excluding REO Property), remaining in the Trust Fund as of the end of the related Due Period;

               (xii) information regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Scheduled Principal Balance of Mortgage Loans delinquent one month, two months and three months or more;

               (xiii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

               (xiv) the number and aggregate Outstanding Principal Balance of all Mortgage Loans which were REO Property as of the end of the related Due Period;

               (xv) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; PROVIDED THAT, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

               (xvi) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

               (xvii) the then applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage.

          The information set forth above shall be calculated, or reported, as the case may be, by the Trustee based on data provided by the Master Servicer pursuant to Subsection 6.05(a) and, with respect to prior periods, Section 6.06, upon which the Trustee may conclusively rely. The information furnished by the Master Servicer shall be sufficient for the Trustee to calculate any statements it is required to make.

          (b) By April 30 of each year beginning in 1997, the Trustee will furnish a report to each Holder of the Certificates of record at any time during such calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Master Servicer determines and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Copies of such report shall also be furnished to the Master Servicer. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

          The Master Servicer shall supply to the Trustee in a timely manner the information required for the statements described above which, where appropriate, shall be the information from which the Trustee can calculate the statements it is required to make.

          Section 6.07. REPORTS TO THE TRUSTEE AND THE MASTER SERVICER. (a) Not later than 15 days after each Distribution Date, the Trustee shall forward to the Master Servicer a statement setting forth the status of the Certificate Account and the Custody Account as of the close of business on the last day of the month of the Distribution Date and showing, for the month covered by such statement, deposits in or withdrawals from the Certificate Account and the Custody Account.

          (b) On or before the Reporting Date, the Master Servicer shall provide to the Trustee, with respect to the Mortgage Loans and the REO Property, respectively, a Loan Summary and Remittance Report which shall be based upon reports from Sub-Servicers, if any, received by the Master Servicer on or before the 7th Business Day of such month with respect to the Mortgage Loans and REO Property and containing the following information (in respect of the REO Property, only such information which is applicable):

               (i) Aggregate deposits to and withdrawals from the Certificate Account since the date of the prior statement, stated separately for each category of deposit specified in Section 4.02 and each category of withdrawal specified in Section 4.03, indicating separately the aggregate of amounts withdrawn which are not applicable to a particular Mortgage Loan;

               (ii) Amount of Available Funds expected for the related Distribution Date and attributable to each of the following categories:

                    (A) regularly scheduled principal;

                    (B) Principal Prepayments (stated separately for partial and full prepayments and Net Liquidation Proceeds, stating Liquidation Proceeds and Liquidation Expenses separately);

                    (C) Insurance Proceeds;

                    (D) interest on the Mortgage Loans;

                    (E) Monthly Advances made by the Master Servicer;

                    (F) Certificate Account Advances;

                    (G) Compensating Interest Payments; and

                    (H) reimbursements in connection with losses on Permitted
               Investments.

               (iii) Aggregate Outstanding Principal Balances of the Mortgage Loans as of the related Due Date, without giving effect to payments due on such date;

               (iv) Realized Losses for the prior month and, in the aggregate, from the Closing Date;

               (v) [intentionally omitted];

               (vi) [intentionally omitted];

               (vii) Aggregate Scheduled Principal Balance of the Mortgage Loans as of the related Due Date;

               (viii) Book value of any collateral acquired by means of foreclosure, grant of deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan;

               (ix) Number and aggregate principal balance of Mortgage Loans which are 30, 60, 90 and 120 days delinquent, those which are in foreclosure and those which are REO Property;

               (x) Interest Shortfall with respect to the related Distribution Date and portion thereof resulting from the provisions of the Relief Act;

               (xi) [intentionally omitted]

               (xii) Amount, if any, by which the aggregate of payments of scheduled principal and interest on the Mortgage Loans that were due on the related Due Date and delinquent, other than as a result of the Relief Act, as of the 18th day of such month exceeds the sum of the Monthly Advances to be made by the Master Servicer and Certificate Account Advances for such Distribution Date;

               (xiii) Aggregate Master Servicing Fee for the related Due Period; and

               (xiv) Such other information regarding each Mortgage Loan, including an updated Mortgage Loan Schedule in magnetic tape format, as may be reasonably requested by the Trustee.

          (c) [Intentionally omitted.]

          (d) Not less than three Business Days prior to any Distribution Date for which the Current Principal Amount of a Class of Certificates will be reduced to zero, the Master Servicer shall provide the Trustee with notice thereof.

          Section 6.08. MONTHLY ADVANCES. If the Scheduled Payment (together with any advances from the Sub-Servicers) on a Mortgage Loan that was due on the Due Date in the month of a Distribution Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the Custody Account or the Certificate Account which will be used for a Certificate Account Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Master Servicer, been completely liquidated. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the Certificate Account on or before any future date to the extent that funds in the Certificate Account on such date are less than the amount required to be transferred by the Master Servicer to the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

          Section 6.09. COMPENSATING INTEREST PAYMENTS. The Master Servicer shall deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and
(b) of the definition of Interest Shortfall for the related Distribution Date and (ii) the Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

          Section 6.10. REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY. Each year the Master Servicer shall report or cause to be reported to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 6050J of the Code.

                                   ARTICLE VII

                               The Master Servicer

          Section 7.01. LIABILITIES OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such person in contravention of the Master Servicer's duties hereunder.

          Section 7.02. MERGER OR CONSOLIDATION OF THE MASTER SERVICER. (a) The Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

          (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 7.03. INDEMNIFICATION OF THE TRUSTEE. The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof. The Master Servicer shall assume the defense of any claim for which an Indemnified Person is entitled to indemnification pursuant to this Section 7.03, and the Master Servicer shall pay all expenses in connection therewith, including reasonable legal fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be rendered against an Indemnified Person in respect of such claim.

          Section 7.04. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

          (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

          (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

          (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

          (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Subsection 4.03(a). Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

          (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

          Section 7.05. MASTER SERVICER NOT TO RESIGN. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

          Section 7.06. [Reserved]

          Section 7.07. SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; PROVIDED, HOWEVER, that: (i) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to service mortgage loans for FNMA or FHLMC; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee) as having a comparable servicing ability to that of the Master Servicer on the Closing Date;
(d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement and any agreement substantially in the form of Exhibit G hereto from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                                     Default

          Section 8.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) The Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of two Business Days after the date such deposit was required to be made; or

               (ii) The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

               (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

               (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements, including the Sub-Servicing Agreements (but only to the extent that such other agreements relate to the Mortgage Loans or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; and (iii) the rights and obligations of the Master Servicer under the Sub-Servicing Agreements with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement pursuant to Section 3.14 if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

          Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan pursuant to Section 10.01; and
(ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA- or FHLMC-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) If the Trustee shall succeed to any duties of either the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

          Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

          Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

          Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX

                             Concerning the Trustee

          Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

          (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder.

          (c) The Trustee shall make monthly distributions and the final distribution to the Certificateholders as provided in Sections 6.01 and 10.01 herein.

          (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

               (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

          (e) All funds received by the Trustee and required to be deposited in the Certificate Account and the Custody Account pursuant to this Agreement will be promptly so deposited by the Trustee.

          Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

               (iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instru- ment, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

               (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.02(b) or Section 4.03, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

               (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

               (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

               (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by ICI Funding pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

          Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

          Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

          Section 9.05. TRUSTEE'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Trustee the Trustee's Fee with respect to the calendar month in which the Closing Date occurs. With respect to the calendar month following the month in which the Closing Date occurs and all subsequent calendar months, the Trustee's Fee shall be paid from the Certificate Account, pursuant to Subsection 4.03(b). If the funds in the Certificate Account are not sufficient to pay the Trustee's Fees, the Master Servicer will be liable for payment of the Trustee's Fees. The Master Servicer further covenants and agrees to pay or reimburse the Trustee from time to time upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder as set forth in a fee letter sent by the Trustee to the Master Servicer (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

          Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association with its principal office in Orange County, California or such other state and city reasonably acceptable to the Master Servicer and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

          Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to the Master Servicer or any Certificateholder upon request.

          Section 9.08. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

          (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Master Servicer, the Trustee so removed and the successor so appointed.

          (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

          Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Master Servicer and to its prede- cessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Master Servicer shall pay the cost of any mailing by the successor Trustee.

          Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section
9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

          (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

          (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

          (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co- trustee.

          Section 9.12. MASTER SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED. The Master Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

          Section 9.13. FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS. (a) For Federal income tax purposes, the taxable year of each of REMIC I and REMIC II shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each of REMIC I and REMIC II Assets on the accrual method of accounting.

          (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to each of REMIC I and REMIC II, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Trustee shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee shall make the elections to treat each of REMIC I and REMIC II as a REMIC (which election shall apply to the taxable period ending December 31, 1996 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Seller or the Master Servicer. The Trustee is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss. 1.860F-4(d)) for each of REMIC I and REMIC II Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of REMIC I and REMIC II during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

          (c) The Trustee shall provide upon request such information (which shall be provided by the Master Servicer) as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by
Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in
Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

          (d) The Trustee shall prepare and file or cause to be filed any state income tax returns required with respect to each of REMIC I and REMIC II or the Trust Fund.

                                    ARTICLE X

                                   Termination

          Section 10.01. TERMINATION UPON REPURCHASE BY ICI FUNDING OR ITS DESIGNEE OR LIQUIDATION OF ALL MORTGAGE LOANS. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee, shall terminate upon:

               (i) the repurchase by or at the direction of the Master Servicer or its designee of all Mortgage Loans and all property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any REO Property (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be calculated by an appraiser mutually agreed upon by the Master Servicer and the Trustee at the expense of the Master Servicer; or

               (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

          (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

          (c) [Intentionally omitted.]

          (d) The right of the Master Servicer or its designee to repurchase all Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of such Mortgage Loans at the time of any such repurchase is less than 10% of the Cut-Off Date Balance or
(ii) the Master Servicer based upon an Opinion of Counsel, has determined that the REMIC status of either REMIC I or REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, the Master Servicer may elect to terminate the Trust at any time, and upon such election, the Master Servicer or its designee shall repurchase all the Mortgage Loans.

          (e) [Intentionally omitted].

          (f) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preced- ing the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

          (g) If the option of the Master Servicer to repurchase or cause the repurchase of all Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Master Servicer and/or its designee, as the case may be, shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in the Trust. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to (i) the amount otherwise distributable to the Certificateholders (other than the holders of the Class R-2 Certificates) on such Distribution Date but for such repurchase, (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass-Through Rate to the Certi- ficateholders of each Class, and (iii) the remainder to the Class R-2 Certificateholders. Upon deposit of the required repurchase price and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit in the Certificate Account has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certifi- cateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

          (h) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in the Custody Account and shall cause the Sub-Servicers to deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by the Sub-Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

          (i) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

          Section 10.02 ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Master Servicer to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust and each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on each of REMIC I and REMIC II or (ii) cause each of REMIC I and REMIC II to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

               (i) within 90 days prior to the final Distribution Date, at the written direction of the Master Servicer, the Trustee shall adopt a plan of complete liquidation of the Trust Fund and each of REMIC I and REMIC II provided to it by the Master Servicer meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder as prepared by ICI Funding;

               (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Master Servicer; and

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit from the Certificate Account (or cause to be distributed or credited) (i) to the Certificateholders other than the Holders of the Class X Certificates and the Class R-2 Certificates, the Current Principal Amount of the Certificates plus (except with respect to the Class PO Certificates) 30 days' interest thereon at the applicable Pass-Through Rate, (ii) to the Holders of the Class X Certificates, 30 days' interest on the Notional Amount thereof at the applicable Pass-Through Rate, and (iii) to the Class R-2 Certificateholders, all cash on hand from the Certificate Account (other than cash retained to meet claims); and the Trust and each of REMIC I and REMIC II shall terminate at such time.

          (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation upon the written request of the Master Servicer and to take such action in connection therewith as may be reasonably requested by the Master Servicer and (ii) appoint the Master Servicer as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of REMIC I and REMIC II.

                                   ARTICLE XI

                            Miscellaneous Provisions

          Section 11.01. INTENT OF PARTIES. The parties intend that each of REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

          Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Seller, the Trustee and the Master Servicer, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

          (b) This Agreement may also be amended from time to time by the Seller, the Trustee and the Master Servicer, with the consent of the holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause either REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense.

          (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

          (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at its expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

          Section 11.04. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

          (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.05. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

          (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof shall be disregarded, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Seller, the Master Servicer or any Sub-Servicer, as the case may be.

          Section 11.06. [Reserved]

          Section 11.07. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.08. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing, or such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of ICI Funding, 20371 Irvine Avenue, Santa Ana Heights, California 92707,
Attention: Richard Johnson or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; or (iv) in the case of the Rating Agencies, S&P, 25 Broadway, New York, New York 10004 Attention: Residential Mortgage Surveillance Group and Fitch, One State Street Plaza, New York, New York 10004,
Attention: Mortgage-Backed Surveillance. Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 11.09. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          Section 11.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

          Section 11.11. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 11.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

          Section 11.13 NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          1. Any material change or amendment to this Agreement;

          2. The occurrence of any Event of Default that has not been cured;

          3. The resignation or termination of the Master Servicer or the Trustee;

          4. The repurchase or substitution of Mortgage Loans;

          5. The final payment to Certificateholders; and

          6. Any change in the location of the Custody Account or the Certificate Account.

          In addition, in accordance with Section 6.06 and Section 3.16, the Trustee and the Master Servicer, respectively, shall promptly furnish to each Rating Agency copies of the following:

          1. Each report to Certificateholders described in Section 6.06; and

          2. Each annual independent public accountants' servicing report received as described in Section 3.16.

          IN WITNESS WHEREOF, the Seller, ICI Funding and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                              BEAR STEARNS MORTGAGE SECURITIES INC.,
                               as Seller

                                       /s/ Joseph T. Jurkowski
                              By:
                                  Name: Joseph T. Jurkowski
                                  Title: Vice President


                              ICI FUNDING CORPORATION,
                               as Master Servicer

                                       /s/ Mary Glass
                              By: ------------------------------
                                  Name: Mary Glass
                                  Title: Senior Vice President


                              BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                               as Trustee

                                       /s/ Michelle Lambott
                              By:
                                  Name: Michelle Lambott
                                  Title: Assistant Vice President

STATE OF NEW YORK  )
                               )  ss.:
COUNTY OF NEW YORK )


          On the 28th day of June, 1996 before me, a notary public in and for said State, personally appeared Joseph T. Jurkowski, Jr., known to me to be a Vice President of Bear Stearns Mortgage Securities Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            /s/ Maria K. Montgomery


                        Notary Public      Maria K. Montgomery

[Notarial Seal]

STATE OF CALIFORNIA )
                                )  ss.:
COUNTY OF ORANGE    )


          On the 28th day of June, 1996 before me, a notary public in and for said State, personally appeared Mary Glass, known to me to be a Senior Vice President of ICI Funding Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    /s/ Linda Sepulveda


                Notary Public      Linda Sepulveda

[Notarial Seal]

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

          On the 28th day of June, 1996 before me, a notary public in and for said State, personally appeared Michelle Lambott, known to me to be an Assistant Vice President of Bankers Trust Company of California, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said bank and acknowledged to me that such bank executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       /s/ Maria K. Montgomery

                    Notary Public      Maria K. Montgomery

[Notarial Seal]

START HERE
                                                                    EXHIBIT A-1


                          FORM OF FACE OF CERTIFICATES
     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-1-1                         SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PF 4
Cut-Off Date            : June 1, 1996              Class : A-1
First Distribution Date :  July 25, 1996            Initial Principal Amount
Assumed Final                                       of this Certificate
 Distribution Date      :  June 25, 2027            ("Denomination")      :
Master Servicer         :  ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       :  6.82%                    Principal Amount:$45,532,000

THIS CERTIFIES THAT

     is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                         FORM OF CLASS A-1 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-2-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PG 2
Cut-Off Date            : June 1, 1996              Class : A-2
First Distribution Date :  July 25, 1996            Initial Principal Amount
Assumed Final                                       of this Certificate
 Distribution Date      :  June 25, 2027            ("Denomination") :
Master Servicer         :  ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       :  7.24%                    Principal Amount:$28,467,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-2 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-3-1                        SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PH 0
Cut-Off Date            :  June 1, 1996             Class            :  A-3
First Distribution Date :  July 25, 1996            Initial Principal Amount
Assumed Final                                       of this Certificate
 Distribution Date      :  June 25, 2027            ("Denomination") :
Master Servicer         :  ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       :  7.39%                    Principal Amount:$24,371,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four- family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-3 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-4-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PJ 6
Cut-Off Date            : June 1, 1996             Class               :  A-4
First Distribution Date : July 25, 1996            Initial Principal Amount
Assumed Final                                      of this Certificate
 Distribution Date      : June 25, 2027            ("Denomination")    :
Master Servicer         : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       : 7.55%                    Principal Amount:$18,604,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-4 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-5-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PK 3
Cut-Off Date           : June 1, 1996             Class         :  A-5
First Distribution Date: July 25, 1996            Initial Principal Amount
Assumed Final                                     of this Certificate
 Distribution Date     : June 25, 2027            ("Denomination")       :
Master Servicer        : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate      : 7.75%                    Principal Amount: $17,089,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-5 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 AT A PRICE (EXCLUSIVE OF ACCRUED INTEREST) EQUAL TO 97.75% OF ITS ORIGINAL PRINCIPAL AMOUNT. BASED ON THIS ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 1.73% OF ITS ORIGINAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 8.12%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25, 1996) AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.02%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-6-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PL 1
Cut-Off Date           : June 1, 1996             Class          :  A-6
First Distribution Date: July 25, 1996            Initial Principal Amount
Assumed Final                                     of this Certificate
 Distribution Date     : June 25, 2027            ("Denomination")    :
Master Servicer        : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate      : 7.75%                    Principal Amount: $6,502,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-6 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-7-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PM 9

Cut-Off Date           :  June 1, 1996             Class            :  A-7
First Distribution Date:  July 25, 1996            Initial Principal Amount
Assumed Final                                      of this Certificate
 Distribution Date     :  June 25, 2027            ("Denomination")       :
Master Servicer        :  ICI Funding Corporation  Approximate Original Class
Pass-Through Rate      :  7.75%                    Principal Amount:$12,175,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-7 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-8-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PN 7

Cut-Off Date            : June 1, 1996             Class            :  A-8
First Distribution Date : July 25, 1996            Initial Principal Amount
Assumed Final                                      of this Certificate
 Distribution Date      : June 25, 2027            ("Denomination")     :
Master Servicer         : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       : 7.75%                    Principal Amount: $17,149,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-8 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-9-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PP 2
Cut-Off Date             : June 1, 1996             Class             :  A-9
First Distribution Date  : July 25, 1996            Initial Principal Amount
Assumed Final                                       of this Certificate
 Distribution Date       : June 25, 2027            ("Denomination")       :
Master Servicer          : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate        : 7.75%                    Principal Amount:$9,256,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-9 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-10-1                         SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PQ 0
Cut-Off Date           : June 1, 1996             Class            :  A-10
First Distribution Date: July 25, 1996            Initial Principal Amount
Assumed Final                                     of this Certificate
 Distribution Date     : June 25, 2027            ("Denomination")      :
Master Servicer        : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate      : 7.75%                    Principal Amount: $16,000,346


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-10 CERTIFICATES

    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. A-11-1                         SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PR 8

Cut-Off Date            :  June 1, 1996             Class         :  A-11
First Distribution Date :  July 25, 1996            Initial Principal Amount
Assumed Final                                       of this Certificate
 Distribution Date      :  June 25, 2027            ("Denomination")     :
Master Servicer         :  ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       :  7.75%                    Principal Amount:$2,500,000


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS A-11 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 AT A PRICE (EXCLUSIVE OF ACCRUED INTEREST) EQUAL TO 96.14% OF ITS ORIGINAL PRINCIPAL AMOUNT. BASED ON THIS ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 3.34% OF ITS ORIGINAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 8.24%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25, 1996) AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.02%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. B-1-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PU 1
Cut-Off Date           : June 1, 1996              Class             :  B-1
First Distribution Date: July 25, 1996             Initial Principal Amount
Assumed Final                                      of this Certificate
 Distribution Date     : June 25, 2027             ("Denomination")       :
Master Servicer        : ICI Funding Corporation   Approximate Original Class
Pass-Through Rate      : 7.75%                     Principal Amount:$7,608,134


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS B-1 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 AT A PRICE (EXCLUSIVE OF ACCRUED INTEREST) EQUAL TO 93.64% OF ITS ORIGINAL PRINCIPAL AMOUNT. BASED ON THIS ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 5.84% OF ITS ORIGINAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 8.62%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25, 1996) AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.03%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. B-2-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PV 9

Cut-Off Date            : June 1, 1996             Class       :  B-2
First Distribution Date : July 25, 1996            Initial Principal Amount
Assumed Final                                      of this Certificate
 Distribution Date      : June 25, 2027            ("Denomination")       :
Master Servicer         : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       : 7.75%                    Principal Amount: $4,890,943


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS B-2 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 AT A PRICE (EXCLUSIVE OF ACCRUED INTEREST) EQUAL TO 90.91% OF ITS ORIGINAL PRINCIPAL AMOUNT. BASED ON THIS ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 8.58% OF ITS ORIGINAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 9.05%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25, 1996) AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.04%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. B-3-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PW 7
Cut-Off Date             : June 1, 1996             Class         :  B-3
First Distribution Date  : July 25, 1996            Initial Principal Amount
Assumed Final                                       of this Certificate
 Distribution Date       : June 25, 2027            ("Denomination")       :
Master Servicer          : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate        : 7.75%                    Principal Amount:$2,717,190


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS B-3 CERTIFICATES

    THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS" AS SUCH TERM IS DEFINED IN 29 C.F.R. ss. 2510.3-101 UNLESS THE TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE; PROVIDED THAT THIS CERTIFICATE MAY BE TRANSFERRED TO A BENEFIT PLAN INVESTOR WITHOUT DELIVER OF A BENEFIT PLAN OPTION IF THIS CERTIFICATE IS MADE AVAILABLE FOR PURCHASE IN THE SECONDARY MARKET THROUGH AN UNDERWRITING OR SALE OR PLACEMENT BY AN ENTITY WHICH HAS BEEN GRANTED AN UNDERWRITER'S PROHIBITED TRANSACTION EXEMPTION SIMILAR TO PTE 90-30 OR 90-24.

     THIS CERTIFICATE REPRESENTS THE SEPARATE COMPONENTS EACH OF WHICH IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 WITH AN ISSUE PRICE (EXCLUSIVE OF ACCRUED INTEREST) EQUAL TO 3.13% OF ITS ORIGINAL NOTIONAL PRINCIPAL AMOUNT. BASED ON THIS ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 2.05% OF ITS ORIGINAL NOTIONAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 13.74%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25, 1996) AS A PERCENTAGE OF THE ORIGINAL NOTIONAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.03%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT AND BY APPLYING SUCH PREPAYMENT ASSUMPTION PRO-RATA TO EACH MORTGAGE). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL DECREASE AS THE AGGREGATE PRINCIPAL AMOUNT OF THE MORTGAGE LOANS DECREASES. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS THEN NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN. THE YIELD TO THE HOLDER OF THIS CERTIFIATE WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. X-1                            SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PT 4
Cut-Off Date            : June 1, 1996              Class            :  X
First Distribution Date : July 25, 1996             Initial Notional Amount
Assumed Final                                       of this Certificate
 Distribution Date      : June 25, 2027             ("Denomination")       :
Master Servicer         : ICI Funding Corporation   Approximate Original Class
Pass-Through Rate       : Variable                  Notional Amount:$217,375,265


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     The Class X Certificates will not be entitled to any distributions of principal. The Class X Certificates will be deemed to have a notional principal amount equal to the Scheduled Principal Balances of the Mortgage Loans and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the excess of (a) the weighted average of the Net Rates of the Mortgage Loans over (b) the weighted average of the Pass-Through Rates of all the Certificates (other than the Class X Certificates). The Pass-Through Rate applicable to the Class X Certificates for the first Interest Accrual Period is approximately 1.18% per annum.

     The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero. Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.


                          FORM OF CLASS X CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 AT A PRICE EQUAL TO 57.00% OF ITS ORIGINAL PRINCIPAL AMOUNT. UNDER TREASURY REGULATIONS RELATING TO OID, ALL PAYMENTS TO BE RECEIVED ON THIS CERTIFICATE ARE TREATED AS PART OF THIS CERTIFICATE'S STATED REDEMPTION PRICE AT MATURITY. ACCORDINGLY, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 43.00% OF ITS ORIGINAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 13.51%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25, 1996) AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.58%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL DECREASE BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS THEN CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     THE YIELD TO THE HOLDER OF THIS CERTIFIATE WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. PO-1                            SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PS 6
Cut-Off Date           :  June 1, 1996             Class         :  PO
First Distribution Date:  July 25, 1996            Initial Principal Amount
Assumed Final                                      of this Certificate
 Distribution Date     :  June 25, 2027            ("Denomination")       :
Master Servicer        :  ICI Funding Corporation  Approximate Original Class
Pass-Through Rate      :  N/A                      Principal Amount:  $165,945


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     The Class PO certificates are principal only Certificates and will receive no interest. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                          FORM OF CLASS PO CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN "REMIC I" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860E(e)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE CLASS R CERTIFICATES BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF THEY HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(c) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF BANKERS TRUST COMPANY OF CALIFORNIA, N.A., AS TAX MATTERS PERSON.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. R-1-1                           SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PX 5
Cut-Off Date           : June 1, 1996             Class             :  R-1
First Distribution Date: July 25, 1996            Initial Principal Amount
Assumed Final                                     of this Certificate
 Distribution Date     : June 25, 2027            ("Denomination")       :
Master Servicer        : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate      : 7.75%                    Principal Amount : $ 100.00


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS R-1 CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN "REMIC II" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860E(e)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE CLASS R CERTIFICATES BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF THEY HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(c) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF BANKERS TRUST COMPANY OF CALIFORNIA, N.A., AS TAX MATTERS PERSON.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. R-2-1                          SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP No. 073914 PY 3
Cut-Off Date            : June 1, 1996             Class             :  R-2
First Distribution Date : July 25, 1996            Initial Principal Amount
Assumed Final                                      of this Certificate
 Distribution Date      : June 25, 2027            ("Denomination")       :
Master Servicer         : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       : Variable                 Principal Amount: $ 100.00


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by ICI Funding Corporation to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cutoff Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a variable per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS R-2 CERTIFICATES

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS," AS SUCH TERM IS DEFINED IN 29 C.F.R. ss. 2510.3-101, UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 WITH AN ISSUE PRICE (EXCLUSIVE OF ACCRUED INTEREST) EQUAL TO 71.77% OF ITS ORIGINAL PRINCIPAL AMOUNT. BASED ON THIS ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 27.72% OF ITS ORIGINAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 12.72%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25,
1996) AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.11%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. B-4-1                          SRIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
Cut-Off Date            : June 1, 1996             Class              :  B-4
First Distribution Date : July 25, 1996            Initial Principal Amount
Assumed Final                                      of this Certificate
 Distribution Date      : June 25, 2027            ("Denomination")       :
Master Servicer         : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate       : 7.75%                    Principal Amount: $1,412,939

THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were originated by ICI Funding Corporation and subsequently sold to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS B-4 CERTIFICATES

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS," AS SUCH TERM IS DEFINED IN 29 C.F.R. ss. 2510.3-101, UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 WITH AN ISSUE PRICE (EXCLUSIVE OF ACCRUED INTEREST) EQUAL TO 51.08% OF ITS ORIGINAL PRINCIPAL AMOUNT. BASED ON THIS ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 48.40% OF ITS ORIGINAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 18.84%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25,
1996) AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.15%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. B-5-1                         SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
Cut-Off Date           : June 1, 1996             Class          :  B-5
First Distribution Date: July 25, 1996            Initial Principal Amount
Assumed Final                                     of this Certificate
 Distribution Date     : June 25, 2027            ("Denomination")       :
Master Servicer        : ICI Funding Corporation  Approximate Original Class
Pass-Through Rate      : 7.75%                    Principal Amount:  $978,188


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were originated by ICI Funding Corporation and subsequently sold to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                         FORM OF CLASS B-5 CERTIFICATES

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS," AS SUCH TERM IS DEFINED IN 29 C.F.R. ss. 2510.3-101, UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., ICI FUNDING CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     UNDER TREASURY REGULATIONS RELATING TO ORIGINAL ISSUE DISCOUNT ("OID"), TAXPAYERS MAY RELY ON THIS INFORMATION. THIS CERTIFICATE WAS ISSUED ON JUNE 28, 1996 WITH AN ISSUE PRICE (EXCLUSIVE OF ACCRUED INTEREST) EQUAL TO 21.00% OF ITS ORIGINAL PRINCIPAL AMOUNT. BASED ON THIS ISSUE PRICE, THIS CERTIFICATE WAS ISSUED WITH OID FOR FEDERAL INCOME TAX PURPOSES IN AN AMOUNT EQUAL TO 78.48% OF ITS ORIGINAL PRINCIPAL AMOUNT. THE MONTHLY YIELD TO MATURITY OF THIS CERTIFICATE EXPRESSED ON AN ANNUAL BASIS IS APPROXIMATELY 42.71%, AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JUNE 28, 1996 THROUGH JULY 25,
1996) AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THE CERTIFICATE IS APPROXIMATELY 0.11%. THE COMPUTATION OF THE MONTHLY YIELD TO MATURITY AND THE OID AMOUNTS, INCLUDING THE AMOUNT OF OID ALLOCABLE TO THE SHORT PERIOD, SPECIFIED ABOVE WAS BASED ON: (I) THE EXACT METHOD AND (II) A PREPAYMENT ASSUMPTION OF 100% SPA (AS DEFINED IN THE PROSPECTUS SUPPLEMENT). THE ACTUAL YIELD TO MATURITY, PREPAYMENT ASSUMPTION, AND OID AMOUNTS MAY DIFFER FROM THOSE SET FORTH ABOVE.

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
No. B-6-1                           SERIES 1996-3
                   evidencing a beneficial interest in a Trust consisting primarily of conventional, first lien mortgage loans sold by

                      BEAR STEARNS MORTGAGE SECURITIES INC.
Cut-Off Date            : June 1, 1996            Class : B-6
First Distribution Date : July 25, 1996           Initial Principal Amount
Assumed Final                                     of this Certificate
 Distribution Date      : June 25, 2027           ("Denomination")       :
Master Servicer         : ICI Funding Corporation Approximate Original Class
Pass-Through Rate       : 7.75%                   Principal Amount:$1,956,379.87


THIS CERTIFIES THAT

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional one- to four-family, fully amortizing, first lien mortgage loans (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were originated by ICI Funding Corporation and subsequently sold to BSMSI. ICI will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, ICI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.


                         FORM OF CLASS B-6 CERTIFICATES

                                                                    EXHIBIT A-2


                         FORM OF REVERSE OF CERTIFICATES
                      BEAR STEARNS MORTGAGE SECURITIES INC.
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-3

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in twenty-one Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon[B the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Irvine, State of California, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.


     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the Cut-Off Date. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that REMIC status of REMIC I or REMIC II has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.


                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
 (Please print or typewrite name and address including postal zip code assignee)

the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                            _____________________________________
                            Signature by or on behalf of assignor


                            _____________________________________
                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________________
_____________________________________________________________________________
for the account of __________________________________________________________
account number ______________________, or, if mailed by check to ____________
______________________________________________________________________________
Applicable statements should be mailed to _____________________________________
______________________________________________________________________________.
This information is provided by ______________________________________________, the assignee named above, or _________________________________________________, as its agent.

     Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  June 28, 1996
                                               BANKERS TRUST COMPANY OF
                                               CALIFORNIA, N.A.,
Countersigned:                                 Not in its individual capacity
                                               but solely as Trustee
                                               By
By-------------------------------------
  Authorized signatory of Bankers Trust
  Company of California, N.A., not in its      AUTHORIZED OFFICER
  individual capacity but solely as Trustee

                                                                    EXHIBIT B


                             MORTGAGE LOAN SCHEDULE

                          [See Trustee's Certificate]

                                                                  EXHIBIT C


                  REPRESENTATIONS AND WARRANTIES OF ICI FUNDING
                          CONCERNING THE MORTGAGE LOANS


     Capitalized terms used herein shall have the meanings set forth in the Seller Contract and not in the Pooling and Servicing Agreement.

          (1) the information set forth and to be set forth in the Final Mortgage Loan Schedules hereto was and will be true and correct in all material respects at the date or dates respecting which such information is furnished, and the Seller's Information (as defined in Section 14(a) of the Seller Contract) does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, however, that no representation or warranty is made with respect to the portion of the Seller's Information included in the Prospectus Supplement under the headings "ICI Funding--General" and "ICI Funding--The Master Servicer; the Sub-Servicers");

          (2) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, if required by law in the jurisdiction where the Mortgaged Property is located;

          (3) except as otherwise set forth in the Preliminary Mortgage Loan Schedule or the Final Mortgage Loan Schedule, the Mortgage File for each Mortgage Loan contains a true, accurate and complete copy of each of the documents contained in such Mortgage File, including all amendments, modifications and, if applicable, waivers and assumptions that have been executed in connection with such Mortgage Loan;

          (4) immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

          (5) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and DE MINIMIS PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (6) as of the Cut-Off Date, no payment of principal of or interest on or in respect of any Mortgage Loan was 30 or more days past due;

          (7) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (12) below;

          (8) as of the Cut-Off Date, (i) no Mortgage Loan had been 30 days or more delinquent more than once during the preceding 12 months, (ii) no Mortgage Loan had been delinquent for 60 days or more during the preceding 12 months and (iii) there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

          (9) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

          (10) except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

          (11) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws; each Mortgage Loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (12) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to FNMA or FHLMC, was issued on the date of the origination of each related Mortgage Loan by a title insurance company qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

          (13) in the event the Mortgage constitutes a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

          (14) the original principal amount of each Mortgage Loan is not more than 95% of the Original Value; with the exception of 31 Mortgage Loans with a Cut-Off Date Scheduled Principal Balance of approximately $4,753,770, each Mortgage Loan for which the outstanding principal as of the Cut-Off Date of the related Mortgage Note exceeded 80% of the Original Value is covered by a Primary Mortgage Insurance Policy issued by a private mortgage insurer insuring against default under the Mortgage Note in an amount at least equal to the excess of such outstanding principal amount over 75% of such Original Value until the principal balance of such Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal balance of such Mortgage Loan represents less than 80% of the new appraised value; all of the insurers which have Primary Mortgage Insurance Policies with respect to the Mortgage Loans meet FNMA's, FHLMC's and the Rating Agencies' standards. The weighted average Loan-to-Value Ratio of the Mortgage Loans does not exceed 71.41% and the percentage (by aggregate principal balance) of Mortgage Loans having Loan-to-Value Ratios in excess of 80% does not exceed 8.75%;

          (15) [Intentionally omitted];

          (16) at the time of origination, each Mortgaged Property was the subject of an appraisal which conforms to the Seller's underwriting requirements, and a true, accurate and complete copy of such appraisal is contained in the Mortgage File;

          (17) on the basis of a representation by the borrower at the time of origination of the Mortgage Loans, at least 91.11% of the Mortgage Loans (by aggregate principal balance) will be secured by Mortgages on owner-occupied primary residence properties;

          (18) neither the Seller nor any servicer of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for (i) interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note, and (ii) customary advances for insurance and taxes;

          (19) each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (20) to the extent required under applicable law, each originator and subsequent mortgagee or servicer of the Mortgage Loans was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan; and any obligations of the holder of the related Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with Seller's servicing requirements and the terms of the Mortgage Notes, the Mortgage and other loan documents, whether such origination and servicing was done by the Seller, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

          (21) the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

          (22) the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (23) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan is insured (by an insurer which is acceptable to the Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan and the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property and (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to in the Mortgage at the Mortgagor's cost and expense;

          (24) there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

          (25) no Mortgagor, at the time of origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding;

          (26) each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

          (27) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (28) the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (29) no instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

          (30) except as otherwise provided in the Preliminary Mortgage Loan Schedule or the Final Mortgage Loan Schedule, no Mortgage Loan provides for a balloon payment and each Mortgage Note contains provisions providing for its full amortization by the end of its original term and is payable on the first day of each month in monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than 15 years in the case of the 15-Year Mortgage Loans or 30 years in the case of the 30-Year Mortgage Loans;

          (31) no Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon unless a certificate of completion was obtained prior to closing of the Mortgage Loan;

          (32) each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project or an individual unit in a planned unit development. No Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit or planned unit development either conforms with applicable FNMA or FHLMC requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to FNMA or FHLMC. Measured by principal balance, no more than 3.92% of the Mortgage Loans are secured by an individual unit in a low-rise or high-rise condominium project, none are secured by real property with a townhouse erected thereon, and at least 87.79% are secured by real property with a detached single-family residence erected thereon. With the exception of seven Mortgaged Properties, no such residence is a mobile home or manufactured dwelling;

          (33) none of the Mortgage Loans is a buydown Mortgage Loan;

          (34) as of the Cut-Off Date, the Net Rate of each Mortgage Loan was not more than 13.735% per annum and not less than 7.110% per annum, and the weighted average Net Rate of the Mortgage Loans was approximately 8.60% per annum;

          (35) the Mortgage Loans were not selected from mortgage loans owned by the Seller in a manner to affect adversely the interests of the Purchaser or the holders of the Certificates;

          (36) as of the Cut-Off Date, the weighted average remaining term of each 30-Year Mortgage Loan is not more than 360 months and not less than 236 months and the weighted average remaining term of each 15-Year Mortgage Loan is not more than 180 months and not less than 144 months;

          (37) as of the Cut-Off Date, no more than 35.75% (by principal balance) of the Mortgage Loans are cash-out refinances;

          (38) as of the Cut-Off Date, no more than 21.78% (by principal balance) of the Mortgage Loans are rate and term refinances;

          (39) as of the Cut-Off Date, no fewer than 42.48% (by principal balance) of the Mortgage Loans are purchase money loans;

          (40) as of the Cut-Off Date, no more than 48.83%, 11.85%, 9.95% and 5.71% of the Mortgage Loans (by principal balance) are secured by properties located in the states of California, Florida, New Jersey and New York, respectively, and no more than 5% of the Mortgage Loans (by principal balance) are located in any other state;

          (41) the original principal balances of the Mortgage Loans ranged from approximately $20,000 to approximately $750,000. The maximum outstanding principal balance of any Mortgage Loan as of the Cut-off Date was approximately $749,677 and the average outstanding principal balance was approximately $151,481;

          (42) with respect to Mortgaged Properties at the time of origination of the related Mortgage Loan, measured by aggregate unpaid principal balance as of the Cut-off Date, at least 91.11% of the Mortgaged Properties are owner occupied primary residences, no more than 2.91% of the Mortgaged Properties are second homes and approximately 5.98% of the Mortgaged Properties are investor owned properties. Each Mortgaged Property is lawfully occupied under applicable law;

          (43) as of the Cut-off Date, approximately 96.04% (by principal balance) of the Mortgage Loans are 30-Year Mortgage Loans and approximately 3.96% (by principal balance) of the Mortgage Loans are 15-Year Mortgage Loans;

          (44) as of the Cut-off Date, approximately 84.13% (by principal balance) of the Mortgage Loans were originated under, or in accordance with the standards of, Series I of the Progressive Loan Series Program;

          (45) as of the Cut-off Date, approximately 4.66% (by principal balance) of the Mortgage Loans were originated under, or in accordance with the standards of, Series II of the Progressive Loan Series Program;

          (46) as of the Cut-off Date, approximately 4.61% (by principal balance) of the Mortgage Loans were originated under, or in accordance with the standards of, Series III of the Progressive Loan Series Program;

          (47) as of the Cut-off Date, approximately 4.07% (by principal balance) of the Mortgage Loans were originated under, or in accordance with the standards of, Series III+ of the Progressive Loan Series Program;

          (48) as of the Cut-off Date, approximately 1.69% (by principal balance) of the Mortgage Loans were originated under, or in accordance with the standards of, Series IV of the Progressive Loan Series Program; and

          (49) as of the Cut-off Date, approximately 0.84% (by principal balance) of the Mortgage Loans were originated under, or in accordance with the standards of, Series V of the Progressive Loan Series Program.

                                                                      EXHIBIT D


                               REQUEST FOR RELEASE
                                  (for Trustee)



LOAN INFORMATION

         Name of Mortgagor: _____________________________


         Loan No.:          ____________________________

TRUSTEE

         Name:              ____________________________
         Address:           ____________________________


         Trustee Mortgage
         File No.:          _____________________________

MASTER SERVICER

         Name:              _____________________________
         Address:           _____________________________


         Certificates:      Mortgage Pass-Through Certificates,
                            Series 1996-3

                  The undersigned hereby acknowledges that it has received from _______________________, as Trustee for the holders of Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1996-3, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of June 1, 1996 (the "Pooling and Servicing Agreement") among the Trustee, ICI Funding and Bear Stearns Mortgage Securities Inc.

(  )     Mortgage Note dated ________, 19__, in the original
         principal sum of $____________, made by _____________,
         payable to, or endorsed to the order of, the Trustee.

(  )     Mortgage recorded on _____________ as instrument
         no. _____________ in the County Recorder's Office of the County of _______________, State of ____________ in book/reel/docket _______________ of official records at page/image ________.

(  )     Deed of Trust recorded on _______________ as instrument no.
         _________ in the County Recorder's Office of the County of
         _______________, State of _______________ in book/reel/docket
         __________ of official records at page/image
         ___________________.

(  )     Assignment of Mortgage or Deed of Trust to the Trustee,
         recorded on ______________ as instrument no. ______ in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket __________ of official records at page/image ________________.

(  )     Other documents, including any amendments, assignments or
         other assumptions of the Mortgage Note or Mortgage:

(  )     ___________________________________________________________

(  )     ___________________________________________________________

(  )     ___________________________________________________________

(  )     ___________________________________________________________


         The undersigned hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall, and if the Master Servicer releases the Documents to a Sub-Servicer or related Insurer the Master Servicer shall cause such Sub-Servicer or related Insurer to, hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account or the Documents are being used to pursue foreclosure or other legal proceedings and except as expressly provided in the Agreement.

                  (4) Prior to the return of the Documents to the Trustee, the Master Servicer shall, and if the Master Servicer releases such Documents to a Sub-Servicer or related Insurer, the Master Servicer shall cause such Sub-Servicer or related Insurer to, retain the Documents in its control unless the Documents have been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Documents were delivered and the purpose or purposes of such delivery.

                  (5) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the possession, custody or control of the Master Servicer.

Date:             ______________________, 19__


                                    _______________________________________
                                    [Name of Master Servicer]



                   By: _______________________________________
                   Its: ______________________________________

                                                                  EXHIBIT E


          Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes


STATE OF                   )
                           ) ss:
COUNTY OF                  )


          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ____________] [the United States], on behalf of which he makes this affidavit.

          2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended, and will not be a disqualified organization as of June 28, 1996; (ii) it is not acquiring the Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1996-3, Class R-1 or Class R-2 Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Mortgage Securities Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and
(iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

          3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

          4. That the Investor's taxpayer identification number is ___________.

          5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

          6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

          7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

          IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this _______ day of __________________, 199_.

                                                  [NAME OF INVESTOR]


                                                  By:_________________________
                                                  [Name of Officer]
                                                  [Title of Officer]
                                                  [Address of Investor for
                                                   receipt of distributions]

                                                  Address of
                                                  Investor for
                                                  receipt of tax
                                                  information:
                                                  ____________________________
                                                  ____________________________

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

          Subscribed and sworn before me this _____ day of ____________, 199_.


__________________________
NOTARY PUBLIC

COUNTY OF ________________

STATE OF _________________


My commission expires the ____ day of _____________, 19__.

                                                                    EXHIBIT F-1

                            FORM OF INVESTMENT LETTER



                                                           [Date]


[SELLER]


Bankers Trust Company of
  California, N.A. as Trustee
3 Park Plaza, 16th Floor
Irvine, California  92714
Attention:  Bear Stearns/ICI 1996-1

         Re:      BSMSI Series 1996-3 Mortgage Pass-Through
                  Certificates (the "Certificates"), including the Class B-4, Class B-5 and Class B-6 Certificates (the "Privately Offered CERTIFICATES")

Dear Sirs:

          In connection with our purchase of Privately Offered Certificates, we confirm that:

          (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

          (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

          (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

          (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

          (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

          (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

          (A)     (1) the sale is to an Eligible Purchaser (as defined below),
                  (2) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

          (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if State Street Bank and Trust Company (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

          (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing (as defined below), pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

          (viii) we are not "benefit plan investors," as such term is defined in 29 C.F.R. ss. 2510.3-101, nor a trustee, fiduciary or other party acting on behalf of any such "benefit plan investors;"

          (ix) We understand that each of the Class [B-4] [B-5] [B-6] Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS," AS SUCH TERM IS DEFINED IN 29 C.F.R. SS. 2510.3-101., UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE."

          "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

          Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of June 1, 1996 among Bear Stearns Mortgage Securities Inc., ICI Funding Corporation and Bankers Trust Company of California, N.A.(the "Pooling and Servicing Agreement").

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.

                                                            Very truly yours,

                                                            [PURCHASER]


                                                  By:__________________________
                                                          (Authorized Officer)


                                                  By:__________________________
                                                          Attorney-in-fact

                                                                    EXHIBIT F-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE



                                                                [Date]


[SELLER]


Bankers Trust Company of
  California, N.A., as Trustee
3 Park Plaza, 16th Floor
Irvine, California  92714
Attention:  Corporate Trust Office

                  Re: BSMSI Series 1996-3 Mortgage Pass-Through Certificates, Class B-4, Class B-5, and Class B-6 Certificates (the "Privately OFFERED CERTIFICATES")

Dear Sirs:

                  In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

          Date:_____________, 19__ (must be on or after the close of its most recent fiscal year)

          Amount:   $_________________; and

2.        The dollar amount set forth above is:

          a. greater than $100 million and the undersigned is one of the following entities:

          (1)  an insurance company as defined in Section 2(13) of the Act;
               or1

- ------------
1 A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

          (2) an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

          (3) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

          (4) a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and
               (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

          (5) a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

          (6) a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

          (7) a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

          (8) an investment adviser registered under the Investment Advisers Act; or

          b. greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

          c. less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

          d. less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

          e. less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

          The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

          The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement dated as of June 1, 1996 among Bear Stearns Mortgage Securities Inc., as Seller, ICI Funding Corporation as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, pursuant to which the Certificates were issued.

          The undersigned certifies that it is not a "benefit plan investor," as such term is defined in 29 C.F.R. ss. 2510.3- 101, nor a trustee, fiduciary or other party who is acquiring a Privately Offered Certificate directly or indirectly for or on behalf of "benefit plan investors."

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the ____ day of _______, 19__.



                                                    ___________________________
                                                    Name of Institution


                                                    ___________________________
                                                    Signature


                                                    ___________________________
                                                    Name



                                                    ___________________________
                                                    Title2
- --------
2 Must be President, Chief Financial Officer, or other executive officer.

                                                                      EXHIBIT G

             FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

          This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of __________________, 1996, between ICI Funding Corporation (the "Company") and [ ] (the "Purchaser").

                              PRELIMINARY STATEMENT

          _______________________________ is the holder of the entire interest in The Mortgage Pass-Through Certificates, Series 1996-3, Class B-6 Certificates (the "Class B-6 Certificates"). The Class B-6 Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1996 between the Company (in its capacity as master servicer thereunder, the "Master Servicer"), Bear Stearns Mortgage Securities Inc. and Bankers Trust Company of California, N.A., as Trustee.

          [ ] intends to resell all of the Class N-6 Certificates directly to the Purchaser on or promptly after the date hereof.

          In connection with such sale, the parties hereto have agreed that the Company, as Master Servicer, will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

          In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser upon the acquisition by the Purchaser of the Class B-6 Certificates.

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. DEFINED TERMS.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:


          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York City or Irvine, California are required or authorized by law or executive order to be closed.

          COLLATERAL FUND: The fund established and maintained pursuant to
Section 3.01 hereof.

          COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest short-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

          COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose or
(ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

          CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

          ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

          ELECTION TO FORECLOSURE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

          REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and
Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

          Section 1.02. DEFINITIONS INCORPORATED BY REFERENCE.

          All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

          Section 2.01. REPORTS AND NOTICES.

          (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, as Master Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are
          (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or
          (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Company to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Company.

          (b) If requested by the Purchaser, the Company shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or (a)(ii) which has been given to the Purchaser, provided, that (1) the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Company shall respond within five Business Days orally or in writing by facsimile transmission.

          (c) In addition to the foregoing, the Company shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Company shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

          Section 2.02. Purchaser's Election to Delay
                        FORECLOSURE PROCEEDINGS.

          (a) The Purchaser shall be deemed to direct the Company that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Company may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Company) or
(ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement with the borrower. In such latter case the Company may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

          (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to request that the Company delay the Commencement of Foreclosure until such time as the Purchaser determines that the Company may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24 hour period; PROVIDED, HOWEVER, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall
(i) not be confidential in nature and (ii) be obtainable by the Company from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Company's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond. The Company shall have the right to reject the notice of election by written notice to the Purchaser within 24 hours of receipt of such notice of election, in which event the Company may proceed with the Commencement of Foreclosure.

          (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure which has not been rejected, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Company with a copy of such Current Appraisal.

          (d) Within two Business Days of making any Election to Delay Foreclosure which has not been rejected, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure which has not been rejected extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure which has not been rejected or (ii) the beginning of the related Excess Period, as the case may be.

          (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure which has not been rejected, the Company or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Company for all related Monthly Advances and Liquidation Expenses thereafter made by the Company as Master Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may, or the Trustee shall at the Company's direction, withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Master Servicer for all related Monthly Advances) shall be released to the Purchaser.

          (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure which has not been rejected, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Company shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the Mortgagor by the time the Mortgage Loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and the Company shall be entitled to proceed with the Commencement of Foreclosure.

          (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure which has not been rejected and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Company shall, or the Trustee shall at the direction of the Company, withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Master Servicer for all related Monthly Advances) shall be released to the Purchaser.

          Section 2.03. Purchaser's Election to Commence
                        FORECLOSURE PROCEEDINGS.

          (a) In connection with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i). The Company shall have the right to reject the notice of election by written notice to the Purchaser within 24 hours of receipt of such notice of election, in which event, the Company may delay the Commencement of Foreclosure.

          (b) Within two Business Days of making any Election to Foreclose which has not been rejected, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

          (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose which has not been rejected, the Company shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection. The Company shall not be required to proceed with the Commencement of Foreclosure which has not been rejected if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Company reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Company supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Company has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

          (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose which has not been rejected and as to which the Company proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall, or the Trustee shall at the direction of the Company, withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Master Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

          Section 2.04. TERMINATION.

          (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Current Principal Amount of the Class B-6 Certificates has been reduced to zero, (ii) if the greater of (x) [43%] (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO Properties or (y) the aggregate amount that the Company estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose which has not been rejected exceeds (z) the then-current Current Principal Amount of the Class B-6 Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than a minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B-6 Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice.

          (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof (so long as such exercise has not been rejected), upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

          Section 3.01. COLLATERAL FUND.

          Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1996-1 Collateral Fund, for the benefit of ICI Funding Corporation and Bankers Trust Company of California, N.A. on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the
Section 2.02 or 2.03 hereof.

          Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

          The Purchaser shall not take or direct the Company or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser (i) take or cause the Trustee or the Company to take any action that could cause the Trust Fund to fail to qualify as a REMIC or cause the imposition on the Trust Fund of any "prohibited transaction" or "prohibited contribution" taxes or (ii) cause the Trustee or the Company to fail to take any action necessary to maintain the status of the Trust Fund as a REMIC.

          Section 3.02. COLLATERAL FUND PERMITTED INVESTMENTS.

          The Company shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Trustee shall invest such funds in investments permitted pursuant to clause
(iii) of the definition of Collateral Fund Permitted Investments herein.

          All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

          Section 3.03. GRANT OF SECURITY INTEREST.

          In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Company and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

          The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Company and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

          Section 3.04. COLLATERAL SHORTFALLS.

          In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          Section 4.01. AMENDMENT.

          This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

          Section 4.02. COUNTERPARTS.

          This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.03. GOVERNING LAW.

          This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 4.04. NOTICES.

          All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                            --------------------------------
                            --------------------------------
                            --------------------------------

or such other address as may hereafter be furnished in writing by the Company, or

                  (a)      in the case of the Purchaser,

                            --------------------------------
                            --------------------------------
                            --------------------------------
                            Attention:  ____________________
                            Phone:  ________________________
                            Fax:  __________________________.

          Section 4.05. SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 4.06. SUCCESSOR AND ASSIGNS.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

          Section 4.07. ARTICLE AND SECTION HEADINGS.

          The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 4.08. THIRD PARTY BENEFICIARIES.

          The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

          Section 4.09. CONFIDENTIALITY.

          The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

          Section 4.10. INDEMNIFICATION.

          The Purchaser agrees to indemnify and hold harmless the Company and the Trustee against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Company in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Company's or the Trustee's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Company and the Trustee on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

          Section 4.11. REPRESENTATIONS AND WARRANTY

          The Purchaser represents and warrants that it is not an "affiliate" (as defined in the Securities Act of 1933, as amended) of ICI Funding Corporation.

          Section 4.12. EXPENSES OF TRUSTEE. The Purchaser shall pay the reasonable fees and expenses of the Trustee in conection with the Trustee's duties under this Agreement.

          IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.



                                           ICI FUNDING CORPORATION


                                           By:________________________
                                              Name:
                                              Title:


                                           [PURCHASER]


                                           By:_______________________
                                              Name:
                                              Title:

                                                                   EXHIBIT H

                          FORM OF INITIAL CERTIFICATION

[Seller]



[Master Servicer]

                  Re: Pooling and Servicing Agreement dated as of June 1, 1996, among Bear Stearns Mortgage Securities Inc., as seller, ICI Funding Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-3

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                            BANKERS TRUST COMPANY
                                              OF CALIFORNIA, N.A.


                                            By:_______________________
                                               Name:
                                               Title:

                                                                  EXHIBIT I

                           FORM OF FINAL CERTIFICATION

[Seller]



[Master Servicer]

                  Re: Pooling and Servicing Agreement dated as of June 1, 1996, among Bear Stearns Mortgage Securities Inc., as seller, ICI Funding Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-3

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01 and has determined that (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                               BANKERS TRUST COMPANY
                                                 OF CALIFORNIA, N.A.


                                               By:_______________________
                                                  Name:
                                                  Title: